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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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(Name of Registrant as Specified In Its Charter)

Ace Cash Express, Inc.

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ACE CASH EXPRESS, INC.
1231 Greenway Drive, Suite 600
Irving, Texas 75038

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 11, 2005

     ACE Cash Express, Inc. (the “Company”) will hold its 2005 Annual Meeting of Shareholders at the Marriott Las Colinas, 223 West Las Colinas Boulevard, Irving, Texas 75039, on Friday, November 11, 2005. The meeting will begin at 10:00 a.m. At the meeting, the shareholders will be asked to:
•	Elect eight directors.
•	Vote upon a proposal to adopt the new ACE Cash Express, Inc. Non-Employee Directors Stock Incentive Plan.
•	Consider any other business properly presented at the meeting.
     Shareholders of record at the close of business on September 16, 2005 may vote at the meeting. A list of those shareholders may be reviewed at the Company’s offices at 1231 Greenway Drive, Suite 600, Irving, Texas 75038, for ten days before the meeting.
     Whether or not you plan to attend the meeting, please date, sign and return the enclosed proxy, or use the telephone or internet voting procedures, before the meeting. If you attend the meeting and wish to vote in person, you may do so.

By order of the Board of Directors,

/s/ WALTER E. EVANS

Walter E. Evans
Secretary
Irving, Texas
October 13, 2005

ACE CASH EXPRESS, INC.
PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 11, 2005

     This Proxy Statement is furnished to shareholders of ACE Cash Express, Inc., a Texas corporation (the “Company”), to solicit, on behalf of the Company’s Board of Directors, proxies to vote at the Annual Meeting of Shareholders of the Company to be held November 11, 2005 (the “Annual Meeting”). All properly executed written proxies, and all properly completed proxies submitted by telephone or by the internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to or at the meeting. This Proxy Statement and the enclosed proxy form are first being sent to shareholders on or about October 13, 2005.
     Accompanying this Proxy Statement is a copy of the Company’s Annual Report to Shareholders for the fiscal year ended June 30, 2005 (“fiscal 2005”). The Annual Report to Shareholders is not part of the proxy solicitation material.

OUTSTANDING CAPITAL STOCK
     The record date for shareholders entitled to vote at the Annual Meeting is September 16, 2005. At the close of business on that date, there were 13,734,961 shares of common stock, $0.01 par value per share, of the Company (“Common Stock”) outstanding.
QUORUM AND VOTING
     The presence, in person or by proxy, of the holders of a majority of all outstanding shares of the Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum:
•	A plurality of the votes cast at the Annual Meeting, in person or by proxy, is required for the election of directors; and

•	A majority of the votes cast at the Annual Meeting, in person or by proxy, is required to approve the proposal to adopt the new ACE Cash Express, Inc. Non-Employee Directors Stock Incentive Plan (the “Directors Incentive Plan”) or to act on any other matter.
If any other matter were to be properly presented to a vote at the Annual Meeting, a majority of the votes cast at the Annual Meeting, in person or by proxy, would be required to act on that matter.
     Each shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock held in such shareholder’s name on the record date. Because the eight nominees for director who receive the most votes will be elected, any abstention will not be included in the vote totals. Regarding the proposed adoption of the Directors Incentive Plan and any other proposal voted upon at the Annual Meeting, an abstention will be included in vote totals and will have the same effect as a negative vote. Where brokers who are nominee record holders do not vote on specific matters because they did not receive specific instructions on such matters from the beneficial owners of such shares (“broker non-votes”), such broker non-votes will not be included in vote totals and will have no effect on the election of directors, on the proposed adoption of the Directors Incentive Plan, or on any other proposal that might be voted on.
SOLICITATION OF PROXIES
     The accompanying proxies are solicited on behalf of the Board of Directors. The Company will pay all expenses of soliciting these proxies. Proxies may be solicited not only by mail, but also by personal interview, telephone, and electronic transmission by the Company’s directors, officers, and employees. The Company may engage a solicitor or other third-party firm to assist in the distribution and solicitation of proxies; the Company anticipates that the fee payable to such a solicitor or firm would not exceed $10,000. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse them for the corresponding reasonable out-of-pocket expenses.

METHODS OF VOTING BY PROXY
     Shareholders of record may vote by proxy using any of the following methods:
•	By internet, by going to http://www.proxyvoting.com/aace and following the instructions.

•	By telephone, by calling 1-866-540-5760 in the United States and Canada on a touch-tone telephone and following the recorded instructions.

•	By mail, by completing, signing, and returning the enclosed proxy form in the accompanying postage-paid envelope.
The enclosed proxy form has additional specific information.
VOTING OF PROXIES AT MEETING
     When shareholders have appropriately specified how their proxies should be voted, the proxies will be voted accordingly. Unless the shareholder otherwise specifies therein, each proxy will be voted:
•	FOR the election as directors of the Company of the eight nominees named below under “Directors and Executive Officers — Director Nominees”; and

•	FOR the proposal to adopt the Directors Incentive Plan.
     If any other matter or business is properly presented at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders, in accordance with their best judgment. On the date of this Proxy Statement, the Board of Directors does not know of any other matter or business to be presented at the Annual Meeting other than as addressed in this Proxy Statement.
REVOCATION OF PROXIES
     A proxy may be revoked any time before it is exercised. A shareholder giving a proxy may revoke it by:
•	Submitting another proxy with a later date, including a proxy given by the internet or by telephone;

•	Giving written notice to the Company’s Secretary before the Annual Meeting that the proxy has been revoked; or

•	Voting in person at the Annual Meeting.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of September 16, 2005, by each person the Company knows to beneficially own more than 5% of the outstanding Common Stock, each of the Company’s directors, each nominee for election as director, the Named Executive Officers (as defined in “Executive Compensation — Summary Compensation Table” below), and all directors and executive officers as a group. The Company believes each such shareholder has sole voting and dispositive power over the shares held, except as otherwise indicated. The shares held by the directors and the executive officers, reported individually and collectively in the table, include shares of restricted stock (subject to risk of forfeiture).

	Shares of		Percentage of
	Common Stock		Common Stock
	Beneficially Owned		Beneficially Owned
Edward W. Rose III	900,565	(1)	6.6%
500 Crescent Court, Suite 250
Dallas, Texas 75201

Raymond C. Hemmig	436,866	(2)	3.2%

Donald H. Neustadt	391,722	(3)	2.9%

Jay B. Shipowitz	255,364	(4)	1.9%

Marshall B. Payne	117,339	(5)	(6)

Michael S. Rawlings	29,750	(7)	(6)

Charles Daniel Yost	8,501	(8)	(6)

Robert P. Allyn	5,500	(9)	(6)

J. M. Haggar, III	5,500	(10)	(6)

Barry M. Barron	40,603	(11)	(6)

William S. McCalmont	38,500	(12)	(6)

Walter E. Evans	23,000	(13)	(6)

FMR Corp.	1,305,690	(14)	9.5%
82 Devonshire Street
Boston, Massachusetts 02109

Burgundy Asset Management Ltd.	1,015,300	(15)	7.4%
181 Bay Street, Suite 4510
Bay Wellington Tower
Toronto, Canada M5J 2T3

Munder Capital Management	884,980	(16)	6.4%
480 Pierce Street
Birmingham, Michigan 48009

All directors and executive officers as a group (12 persons)	2,253,210	(17)	16.4%

(1)	Includes 687,238 shares of Common Stock owned by Mr. Rose and options to purchase 10,000 shares exercisable within 60 days of the date of this Proxy Statement. Also includes shares owned by the following:

a)	Evelyn P. Rose, the wife of Mr. Rose – 115,341 shares

b)	Lela Helen Rose, the daughter of Mr. and Mrs. Rose – 21,705 shares

c)	Evelyn Potter Rose 1990 Irrevocable Trust – 66,281 shares.
Mr. Rose might be considered to share dispositive power with each of these persons over the shares of Common Stock owned by that person. Mr. Rose, however, disclaims beneficial ownership of any of the shares owned by each of these persons.

(2)	Includes 1,250 shares Mr. Hemmig holds as custodian for his children, 11,250 shares held for the Hemmig Family Trust and options to purchase 31,750 shares exercisable within 60 days of the date of this Proxy Statement.

(3)	Includes 21,422 shares held by KLN Foundation, a private charitable foundation of which Mr. Neustadt is one of three officers. Mr. Neustadt shares voting and dispositive power with those other foundation officers. Mr. Neustadt disclaims beneficial ownership of the shares held by KLN Foundation. Mr. Neustadt resigned as a director on September 29, 2005.

(4)	Includes options to purchase 102,439 shares exercisable within 60 days of the date of this Proxy Statement.

(5)	Includes 9,120 shares owned by Scout Ventures, a Texas general partnership of which Mr. Payne is a general partner (“Scout”); Mr. Payne shares voting and dispositive power over the shares held by Scout with the other partners of Scout. Also includes options to purchase 15,000 shares exercisable within 60 days of the date of this Proxy Statement.

(6)	Less than 1%.

(7)	Includes options to purchase 26,250 shares exercisable within 60 days of the date of this Proxy Statement.

(8)	Includes options to purchase 5,001 shares exercisable within 60 days of the date of this Proxy Statement.

(9)	Includes options to purchase 3,750 shares exercisable within 60 days of the date of this Proxy Statement.

(10)	Includes options to purchase 3,750 shares exercisable within 60 days of the date of this Proxy Statement.

(11)	Includes options to purchase 10,478 shares exercisable within 60 days of the date of this Proxy Statement.

(12)	Includes 500 shares Mr. McCalmont holds as custodian for his child and options to purchase 25,000 shares exercisable within 60 days of the date of this Proxy Statement.

(13)	Includes options to purchase 19,000 shares exercisable within 60 days of the date of this Proxy Statement.

(14)	Based solely on an amended Schedule 13G dated February 14, 2005, filed by FMR Corp. with the Securities and Exchange Commission (the “SEC”). From that filing, it appears that FMR Corp. has beneficial ownership of these shares as the result of beneficial ownership by its wholly owned subsidiary, Fidelity Management & Research Company, a registered investment adviser. These shares are owned by Fidelity Low Priced Stock Fund, a registered investment company managed by the investment adviser (the “Fund”). It appears that, with respect to the shares owned by the Fund, (a) each of Edward C. Johnson 3d, as Chairman of FMR Corp.; FMR Corp., through its control of the investment adviser to the Fund; and the Fund has the sole power to dispose of the shares owned by the Fund, (b) neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fund, but that power resides with the Fund’s Board of Trustees, and (c) Edward C. Johnson 3d and Abigail P. Johnson, with members of their family, may be deemed a controlling group of FMR Corp.

(15)	Based solely on the Form 13-F filed by Burgundy Asset Management Ltd. with the SEC for the quarter ended June 30, 2005. From the filing, it appears that Burgundy Asset Management Ltd. has sole investment discretion and sole voting authority regarding all of the shares.

(16)	Based solely on the Form 13-F filed by Munder Capital Management with the SEC for the quarter ended June 30, 2005. From the filing, it appears that Munder Capital Management has shared-defined investment discretion (with Comerica Bank) regarding all of the shares, sole voting authority regarding 882,780 of the shares, and no voting authority regarding 2,200 of the shares.
(17)	See Notes (1) through (13).

DIRECTORS AND EXECUTIVE OFFICERS
Board of Directors
     Eight directors are to be elected at the Annual Meeting. In accordance with the Company’s Bylaws, the Board of Directors reduced the number of directors from nine to eight after the resignation of Donald H. Neustadt, for personal reasons, on September 29, 2005. Each director will be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualified. Proxy holders will not be able to vote the proxies held by them for more than eight persons. To be elected a director, each nominee must receive a plurality of all the votes cast at the Annual Meeting for the election of directors. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board of Directors may recommend. Each nominee is currently a director of the Company. Each nominee has expressed his intention to serve the entire term for which election is sought.
Director Nominees
     Raymond C. Hemmig, age 55, has served as the Chairman of the Board of the Company since September 1988, when he first became a director. From September 1988 to October 1994, Mr. Hemmig also served as the Company’s Chief Executive Officer. Since December 1995, Mr. Hemmig has served as the Chairman of the Board and Chief Executive Officer of Retail & Restaurant Growth Capital L.P., a licensed Small Business Investment Corporation and a provider of financing to emerging retail and restaurant companies. Since October 2003, Mr. Hemmig has served as Chairman of the Board of Buffet Partners, L.P., a restaurant industry holding company. Mr. Hemmig also serves as a director of Restoration Hardware, Inc., a publicly held retail company.
     Robert P. Allyn, age 45, was elected as a director of the Company in August 2004. Mr. Allyn is President and Chief Executive Officer of Allyn & Company, Inc., a public relations, advertising, public affairs and political media firm he founded 22 years ago, that serves Fortune 500 corporations, industry groups, governmental agencies and political figures in the United States, Mexico, the Caribbean and Asia. In 2002, Allyn & Company, Inc. was acquired by Omnicom Group Inc., a holding company that owns and manages numerous advertising, marketing, specialty communications, and media agencies and companies.
     J. M. Haggar, III, age 54, was elected as a director of the Company in November 2004. Mr. Haggar has served as Chairman of the Board since 1994, and Chief Executive Officer since 1990, of Haggar Corp., a designer, manufacturer, importer and marketer of men’s and women’s apparel.
     Marshall B. Payne, age 48, has served as a director of the Company since 1987. Since April 2004, Mr. Payne has been the Senior Partner of CIC Partners LP, a private equity investment firm. Since 1983, Mr. Payne had been Vice President of Cardinal Investment Company, Inc., serving as the head of the Private Equity Group until March 2004. Mr. Payne also serves as a director of various private companies.
     Michael S. Rawlings, age 51, has served as a director of the Company since November 2000. Since April 2004, Mr. Rawlings has been a partner of CIC Partners LP, a private equity investment firm. Prior to that, Mr. Rawlings had been a professional investor since March 2003. From June 1997 through February 2003, Mr. Rawlings was the President of Pizza Hut, Inc., an operating company of YUM! Brands, Inc., and owner of the world’s largest chain of pizza restaurants. From 1991 to 1996, Mr. Rawlings was the Chairman, President and Chief Executive Officer of the Dallas Group of DDB Needham Worldwide, a marketing communications agency.

     Edward W. Rose, III, age 64, has served as a director of the Company since 1987. Since 1974, Mr. Rose has been the President and sole shareholder of Cardinal Investment Company, Inc. In addition, Mr. Rose serves as Chairman of the Board of Drew Industries, Inc., an aluminum window manufacturer.
     Jay B. Shipowitz, age 42, has served as Chief Executive Officer of the Company since July 2004, and as President and Chief Operating Officer and as a director of the Company since January 2000. Mr. Shipowitz served as the Company’s Senior Vice President and Chief Financial Officer from May 1997 to January 2000. From July 1996 to May 1997, Mr. Shipowitz was the senior vice president and chief financial officer of USDATA Corporation, a publicly-held software company. From June 1993 to July 1996, Mr. Shipowitz was the vice president of finance and administration and chief financial officer of Westinghouse Security Systems, Inc., a residential security company. From 1987 to 1993, Mr. Shipowitz worked at Price Waterhouse in various positions, the last of which was senior manager. Mr. Shipowitz is a director of Financial Service Centers of America, Inc.
     Charles Daniel Yost, age 56, has served as a director of the Company since August 1996. Since July 2004, Mr. Yost has been Executive Vice President, Product and Marketing for Qwest Communications International, Inc., a provider of voice, video and data services. From March 1998 to June 2004, Mr. Yost was President and Chief Operating Officer of Allegiance Telecom, Inc., an integrated communications provider. In May 2003, Allegiance Telecom, Inc. filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. From July 1997 to February 1998, Mr. Yost was President and Chief Operating Officer of NETCOM On-line Communications Systems, Inc., an internet service provider.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE.
Corporate Governance
     Independence
          The Board of Directors has determined, after considering all of the relevant facts and circumstances, that each of Messrs. Hemmig, Rose, Payne, Yost, Rawlings, Allyn and Haggar is independent from our management, as an “independent director” as defined under the Nasdaq Marketplace Rules. This means that none of those directors (1) is an officer or employee of the Company or its subsidiaries or (2) has any direct or indirect relationship with the Company that would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director. As a result, the Company has a majority of independent directors as required by the Nasdaq Marketplace Rules.
     Code of Business Conduct and Ethics
          The Company has adopted a Code of Business Conduct and Ethics that applies to its directors, officers and employees. A copy of the Company’s Code of Business Conduct and Ethics is available on its website at www.acecashexpress.com by clicking first on “Investor Info” then on “Corporate Governance.” The Company will also provide a copy of its Code of Business Conduct and Ethics, without charge, to any shareholder who so requests in writing.
     Executive Sessions of Independent Directors
          The Company’s independent directors have executive sessions, at which only independent directors are present, after every regularly scheduled meeting of the Board of Directors. Mr. Hemmig, the Chairman of the Board, presides over these executive sessions. For information on how to communicate with the Company’s independent directors, please see “—Communications with the Board of Directors” below.
     Communications with the Board of Directors
          Shareholders may communicate with the Board of Directors by writing to the Board in care of the Company’s Secretary, Ace Cash Express, Inc., 1231 Greenway Drive, Suite 600, Irving, Texas 75038. The Board of Directors has delegated responsibility for initial review of shareholder communications to the Company’s Secretary. In accordance with the Board’s instructions, the Secretary will forward the communication to the director or directors to whom it is addressed, except for communications that are (1) advertisements or promotional communications, (2) solely related to complaints by users with respect to ordinary course of business customer service and satisfaction issues or (3) clearly unrelated to the Company’s business, industry, management or Board or committee matters. In addition, the Secretary will make all communications available to each member of the Board at the Board’s next regularly scheduled meeting.
Board Committees
          The Board of Directors of the Company has two permanent committees: the Audit Committee and the Compensation Committee. None of the directors who serve as members of either permanent committee are employees of the Company or any of its subsidiaries. The Company has no nominating committee or committee that recommends qualified candidates to the Board of Directors for nomination or election as directors. For further information on director nominations, please see "—Nominations to the Board of Directors” below.
     Audit Committee
          The Audit Committee operates under an Amended and Restated Charter of the Audit Committee adopted by the Company’s Board of Directors, a copy of which is included as Exhibit B to this Proxy Statement.
          The Audit Committee’s functions include:
•	engaging independent auditors and determining their compensation;

•	making recommendations to the Board of Directors for reviewing the completed audit and audit report with the independent auditors, the conduct of the audit, significant accounting adjustments, recommendations for improving internal controls, and all other significant findings during the audit;

•	meeting with the Company’s management and auditors to discuss internal accounting and financial controls, as well as results of operations reviews performed by the auditors;

•	determining the scope of and authorizing or approving any permitted non-audit services provided by the independent auditors and the compensation for those services; and

•	initiating and supervising any special investigation it deems necessary regarding the Company’s accounting and financial policies and controls.
          The Audit Committee is composed solely of directors who are not officers or employees of the Company and who, the Company believes, have the requisite financial literacy to serve on the Audit Committee, have no relationship to the Company that might interfere with the exercise of their independent judgment, and meet the standards of independence for members of an audit committee under the rules of the Securities and Exchange Commission (the “SEC”) and under the Nasdaq Marketplace Rules.
          In accordance with the rules and regulations of the SEC, the preceding paragraph regarding the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation by reference of this section of this Proxy Statement into any other filed document.
          Messrs. Rose (Chairman), Yost and Payne are the current members of the Audit Committee. The Board of Directors, after reviewing all of the relevant facts, circumstances and attributes, has determined that Mr. Rose, the Chairman of the Audit Committee, is the sole “audit committee financial expert” on the Audit Committee.
          See “Audit Committee Report” below.
     Compensation Committee
          The Compensation Committee’s functions include:
•	establishing and overseeing the Company’s compensation policies;

•	determining, or recommending to the Board, the compensation of the Company’s executive officers;

•	administering the Company’s 1997 Stock Incentive Plan and the Company’s Non-Employee Directors Stock Incentive Plan; and

•	overseeing the administration of other employee benefit plans and fringe benefits paid to or provided for the Company’s officers.
          See “Executive Compensation — Compensation Committee Report on Executive Compensation” below. Messrs. Rawlings (Chairman), Allyn, and Haggar are the current members of the Compensation Committee. All members of the Compensation Committee are “independent directors” as defined under the Nasdaq Marketplace Rules.
Board and Committee Meetings
          The Board of Directors held eight meetings during fiscal 2005. The Audit Committee held twelve meetings, and the Compensation Committee held two meetings, during fiscal 2005. All persons who were directors during fiscal 2005 attended at least 75% of the total of the Board meetings and the meetings of committees on which they served.
          The Company’s policy is to schedule a meeting of the Board of Directors on the date of, and following, the annual meeting of shareholders, and the Company encourages all of the directors to attend the annual meeting of shareholders and the following meeting of the Board of Directors. All of the Company’s current directors attended last year’s annual meeting of shareholders.

Nominations to the Board of Directors
          The Board of Directors does not have a nominating committee or other committee that recommends qualified candidates to the Board for nomination or election as directors. The Board of Directors believes that, because of its relatively small size and because of the historically few and infrequent vacancies on the Board, it is sufficient for the independent directors to select or recommend director nominees. The Board of Directors has adopted a nominations process that provides that the Company’s independent directors (as defined under the Nasdaq Marketplace Rules), acting by a majority, are authorized to recommend individuals to the Board of Directors for the Board’s selection as director nominees. Under the rules promulgated by the SEC, the independent directors are, therefore, treated as a “nominating committee” for the purpose of the disclosures in this section of this Proxy Statement.
          With respect to the nominations process, the independent directors do not operate under a written charter, but under resolutions adopted by the Board of Directors.
          The independent directors are responsible for reviewing and interviewing qualified candidates to serve on the Board of Directors, for making recommendations to the full Board for nominations to fill vacancies on the Board, and for selecting the management nominees for the directors to be elected by the Company’s shareholders at each annual meeting. The independent directors have not established specific minimum age, education, experience or skill requirements for potential directors. The independent directors have, however, been authorized by the Board of Directors to take into account all factors they consider appropriate in fulfilling their responsibilities to identify and recommend individuals to the Board as director nominees. Those factors may include, without limitation, the following:
•	an individual’s business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity or character;

•	the size and composition of the Board and the interaction of its members, in each case with respect to the needs of the Company and its shareholders; and

•	regarding any individual who has served as a director of the Company, his past preparation for, attendance at, and participation in meetings and other activities of the Board or its committees and his overall contributions to the Board and the Company.
          The independent directors may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company’s current directors and management as well as input from third parties, including executive search firms retained by the Board. The independent directors will obtain background information about candidates, which may include information from directors’ and officers’ questionnaires and background and reference checks, and will then interview qualified candidates. The Company’s other directors will also have an opportunity to meet and interview qualified candidates. The independent directors will then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that a candidate be nominated to the Board.
          The independent directors will consider qualified nominees recommended by shareholders, who may submit recommendations to the independent directors in care of the Company’s Board of Directors through a written notice as described under “—Corporate Governance—Communications with Directors” above. To be considered by the independent directors, a shareholder nomination must comply with the requirements for a shareholder proposal specified in the SEC’s Rule 14a-8 and must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve, if elected. Nominees for director who are recommended by the Company’s shareholders will be evaluated in the same manner as any other nominee for director.
Director Compensation
          During fiscal 2005, all of the Company’s directors other than Mr. Shipowitz and Mr. Neustadt were non-employee directors. Currently, all of the Company’s directors other than Mr. Shipowitz are non-employee directors.
          During fiscal 2005, the non-employee directors were compensated in accordance with the following cash-compensation plan: The Chairman of the Board received an annual retainer or fee of $80,000; each non-employee director received an annual retainer or fee of $20,000; the Chairman of the Audit Committee received an additional annual retainer or fee of $6,000; each member of the Audit Committee other than the Chairman received an additional annual retainer or fee of $3,500; the Chairman of the Compensation Committee received an additional annual retainer or fee of $3,000; and each member of the Compensation Committee other than the Chairman received an additional annual retainer or fee of $2,000. The annual retainer or fee payable to the Chairman of the Board was paid in approximately equal bi-weekly installments, and the annual retainers or fees payable to the other non-employee directors were paid in advance in equal quarterly installments.
          For fiscal 2006, the non-employee directors will be compensated in accordance with the following cash-compensation plan: The Chairman of the Board will receive an annual retainer or fee of $80,000; each non-employee director will receive an annual retainer or fee of $30,000; the Chairman of the Audit Committee will receive an additional annual retainer or fee of $10,000; each member of the Audit Committee other than the Chairman will receive an additional annual retainer or fee of $3,500; the Chairman of the Compensation Committee will receive an additional annual retainer or fee of $5,000; and each member of the Compensation Committee other than the Chairman will receive an additional annual retainer or fee of $3,500. The annual retainer or fee payable to the Chairman of the Board will be paid in approximately equal monthly installments in advance, and the annual retainers or fees payable to the other non-employee directors will be paid in approximately equal quarterly installments in advance.
          The annual cash compensation payable to any non-employee director will be prorated on a quarterly basis, to the extent that the director does not continue to serve as a director or in a particular compensated position for all of fiscal 2006. Accordingly, the Company paid one-quarter of the annual retainer or fee to Donald H. Neustadt, who resigned on September 29, 2005.
          Each non-employee director also was and will continue to be reimbursed expenses related to his activities as a director. The Company does not compensate its employees for service as a director.
          In addition, under the Company’s previous Non-Employee Directors Stock Incentive Plan, which expired in March 2005 (the “Previous Directors Plan”), each of the seven non-employee directors during fiscal 2005 received a grant of 1,750 shares of Common Stock as restricted stock in fiscal 2005. Such grants were made by the Compensation Committee through restricted stock agreements entered into with each of the non-employee directors between December 15, 2004 and January 10, 2005. The closing price of a share of Common Stock on The Nasdaq Stock Market on those dates of grant ranged from $26.83 to $30.25. The shares in each such grant vest in approximately equal annual installments on the first, second and third anniversary of the date of grant, if the director continues to serve as such. Each holder of shares of restricted stock would be entitled to the same dividends as any other holder of shares of Common Stock if the Company were to declare and pay any dividend (which it does not intend to do), but the holder may not transfer any unvested shares of restricted stock.

          Mr. Allyn, a non-employee director elected on August 23, 2004, was granted an option to purchase 11,250 shares of Common Stock under the Previous Directors Plan on the date of his election. That option is exercisable in approximately equal annual installments on August 23, 2005, 2006, and 2007 if Mr. Allyn continues to serve as a director. The exercise price of that option is $24.45 per share, which was the closing price of a share of Common Stock on The Nasdaq Stock Market on the date of grant.
          Mr. Haggar, a non-employee director elected on November 15, 2004, was granted an option to purchase 11,250 shares of Common Stock under the Previous Directors Plan on the date of his election. That option is exercisable in approximately equal annual installments on November 15, 2005, 2006, and 2007 if Mr. Haggar continues to serve as a director. The exercise price of that option is $28.24 per share, which was the closing price of a share of Common Stock on The Nasdaq Stock Market on the date of grant.
          Any grants of stock options or restricted stock, or both, to non-employee directors during fiscal 2006 under the proposed Directors Incentive Plan, if approved by shareholders, will be at the discretion of the Compensation Committee after the Annual Meeting.
Compliance with Section 16(a) of the Securities Exchange Act of 1934
          Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and holders of more than 10% of the Common Stock to file with the SEC reports of ownership changes in ownership of Common Stock. SEC regulations require those directors, executive officers, and greater than 10% shareholders to furnish the Company with copies of all Section 16(a) forms they file.
          Based on the Company’s review of reports and on written representations that no other reports were required during fiscal 2005, the Company believes that the directors, executive officers, and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements, except for Donald H. Neustadt’s inadvertent late filing of one Form 4 to report six option exercises in January 2005.
Executive Officers

Name	Position
Jay B. Shipowitz	Chief Executive Officer and President

Barry M. Barron	Executive Vice President and Chief Operations Officer

William S. McCalmont	Executive Vice President and Chief Financial Officer

Walter E. Evans	Senior Vice President, General Counsel and Secretary
See “– Directors” above for business experience information concerning Mr. Shipowitz.
     Barry M. Barron, age 48, has served as the Company’s Executive Vice President and Chief Operations Officer since May 2005. Mr. Barron served as the Company’s Executive Vice President-Operations from July 2003 to May 2005, and as the Company’s Senior Vice President-Operations from February 2001 to July 2003. From February 1998 until February 2001, Mr. Barron was Senior Vice President of the International Division at Papa John’s International, Inc., an owner and franchisor of pizza restaurants. From April 1994 to February 1998, Mr. Barron served as Vice President of Papa John’s.
     William S. McCalmont, age 49, has served as the Company’s Executive Vice President and Chief Financial Officer since August 2003. From January 2002 through August 2003, Mr. McCalmont served as a founding member and principal of the Turtle Creek Group, a consulting firm. From September 2000 to August 2001, Mr. McCalmont was the Chief Financial Officer of HQ Global Workplaces, Inc., a supplier of furnished, fully supported office space, which filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in March 2002. From August 1999 until June 2000, Mr. McCalmont served as the Interim President and Chief Executive Officer, and from August 1997 to August 1999, as the Senior Vice President and Chief Financial Officer, of La Quinta Inns, Inc., an owner and operator of hotels. From 1996 to 1997, Mr. McCalmont was Senior Vice President, Chief Financial Officer and Treasurer of FelCor Suite Hotels, Inc., an owner of hotels. Mr. McCalmont serves as a director of LaSalle Hotel Properties, a hotel real estate investment trust.
     Walter E. Evans, age 41, has served as the Company’s Senior Vice President and General Counsel and Secretary since August 2003. From August 2001 through March 2003, Mr. Evans served as the Executive Vice President, General Counsel and Secretary of Hollywood Casino Corporation, an owner and operator of casinos. Mr. Evans served, from May 2000 through August 2001, as Vice President and Deputy General Counsel, and from July 1995 through May 2000, as Associate General Counsel, of Hollywood Casino Corporation. Before joining Hollywood Casino Corporation, Mr. Evans practiced law in the Dallas, Texas offices of the law firms Hughes & Luce, L.L.P. and Akin, Gump, Strauss, Hauer & Feld, L.L.P.

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table sets forth all compensation paid or accrued for services rendered to the Company for the last three fiscal years by the Chief Executive Officer (“CEO”) and each of the executive officers of the Company whose total annual salary and bonus for fiscal 2005 exceeded $100,000 (collectively with the CEO, the “Named Executive Officers”):

		Annual Compensation			Long-Term Compensation
					Awards			Payouts
				Other	Restricted		Securities
	Year			Annual	Stock		Underlying	LTIP	All Other
Name and Principal	Ended	Salary	Bonus	Compensation	Awards		Options/ SARs	Payouts	Compensation
Position	June 30,	($)	($)	($)(1)	($)		(#)	($)	($)
Jay B. Shipowitz	2005	450,000	354,375	14,284	1,315,000	(2)	—	—	2,908	(3)
(Chief Executive Officer	2004	360,000	431,022	15,019	1,305,613	(2)	—	—	2,674	(3)
and President)	2003	330,000	330,000	14,183	—		11,500	—	2,834	(3)

Barry M. Barron	2005	281,000	142,400	12,791	—		—	—	2,600	(3)
(Executive Vice	2004	270,000	289,125	12,714	374,605	(2)	—	—	2,600	(3)
President and Chief	2003	252,181	180,000	12,449	24,750	(2)	10,000	—	2,600	(3)
Operations Officer)

William S. McCalmont	2005	281,000	147,525	14,746	—		—	—	—
(Executive Vice	2004	242,917	289,125	13,663	159,875	(2)	60,000	—	3,250	(3)
President and Chief	2003	—	—	—	—		—	—	—
Financial Officer)

Walter E. Evans	2005	260,000	111,900	14,101	—		—	—	1,453	(3)
(Senior Vice President,	2004	219,231	199,955	12,870	59,250	(2)	40,000	—	—
General Counsel and	2003	—	—	—	—		—	—	—
Secretary)

(1)	Includes a cash car allowance equal to $9,000 annually.

(2)	During fiscal 2005, Mr. Shipowitz received a grant of shares of Common Stock as restricted stock under the Company’s 1997 Stock Incentive Plan, as described under “—Employment Arrangements with Jay B. Shipowitz” below. During fiscal 2004, Messrs. Shipowitz, Barron, McCalmont and Evans received one or more grants of shares of Common Stock as restricted stock under the Company’s 1997 Stock Incentive Plan. During fiscal 2003, Mr. Barron received a grant of shares of Common Stock as restricted stock under the 1997 Stock Incentive Plan. The shares in each such grant vest in installments on specified dates so long as the officer continues to be employed by the Company or any of its subsidiaries on such dates. The number of shares issued in each grant, the respective market value of those shares on the date of grant and on June 30, 2005 based on the closing price of a share of Common Stock on The Nasdaq Stock Market on each such date, and the vesting of those shares are as follows:

			Market Value On
		# of Shares	Date of	June 30,
Name	Date of Grant	Granted	Grant	2005	Vesting
Jay B. Shipowitz	8/23/04 (but	50,000	$1,315,000	$1,278,000	15% vests on 8/1/2004
	effective as of				17% vests on 7/1/2005
	7/1/2004)				17% vests on 7/1/2006
					17% vests on 7/1/2007
					17% vests on 7/1/2008
					17% vests on 7/1/2009
					Also, 100% vests upon
					change-in-control

			Market Value On
		# of Shares	Date of	June 30,
Name	Date of Grant	Granted	Grant	2005	Vesting
Jay B. Shipowitz	7/2/2003	100,000	$1,225,000	$2,556,000	20% vests on 7/1/2005
					30% vests on 7/1/2006
					50% vests on 7/1/2007
					Also, 100% vests upon
					change-in-control

Jay B. Shipowitz	12/14/2003	3,900	$80,613	$99,684	25% vests annually
					beginning 8/25/2004
					Also, 100% vests upon
					change-in-control

Barry M. Barron	1/28/2003	2,500	$24,750	$63,900	100% vests on 7/1/2007
					Also, 100% vests upon
					change-in-control

Barry M. Barron	7/2/2003	25,000	$306,250	$639,000	20% vests on 7/1/2006
					30% vests on 7/1/2007
					50% vests on 7/1/2008
					Also, 100% vests upon
					change-in-control

Barry M. Barron	11/21/2003	3,500	$68,355	$89,460	25% vests annually
					beginning 8/25/2004
					Also, 100% vests upon
					change-in-control

William S. McCalmont	10/30/2003	5,000	$90,750	$127,800	20% vests on 8/5/2006
					30% vests on 8/5/2007
					50% vests on 8/5//2008
					Also, 100% vests upon
					change-in-control

William S. McCalmont	11/17/2003	3,500	$69,125	$89,460	25% vests annually
					beginning 8/25/2004
					Also, 100% vests upon
					change-in-control

Walter E. Evans	11/17/2003	3,000	$59,250	$76,680	25% vests annually
					beginning 8/25/2004
					Also, 100% vests upon
					change-in-control
For purposes of vesting in certain of the restricted stock agreements, a “change in control” of the Company is defined as it is in the Change-in-Control Executive Severance Agreements described in “—Change-in-Control Severance Agreements” below. Each Named Executive Officer who holds shares of restricted stock would be entitled to the same dividends as any other holder of shares of Common Stock if the Company were to declare and pay any dividend (which it does not intend to do), but the Named Executive Officer may not transfer any unvested shares of restricted stock.
(3)	Company-matching contributions to the Company’s qualified section 401(k) plan and the Company’s executive non-qualified deferred compensation plan.
     The written employment agreement and other agreements with Mr. Shipowitz are described under “– Employment Arrangements with Jay B. Shipowitz” below.

     With the exception of Mr. Shipowitz, none of the Named Executive Officers is a party to a written employment agreement with the Company, and each Named Executive Officer’s employment is “at-will,” which permits either the Company or the Named Executive Officer to terminate employment for any, or no, reason at any time. The key components of the fiscal 2006 compensation arrangements of the Company with those Named Executive Officers are:
•	Annual salary: Mr. Barron – $320,000; Mr. McCalmont – $291,000; and Mr. Evans – $270,000.

•	Annual bonus: Each is eligible to participate in the senior management bonus plan as determined by the Compensation Committee (see “—Senior Management Bonus Plan” below).

•	Annual equity grant: Each has received the following grant of restricted stock under the Company’s 1997 Stock Incentive Plan: Mr. Barron – 10,000 shares; Mr. McCalmont – 9,000 shares; and Mr. Evans – 7,000 shares. These shares will vest (i.e., the forfeiture restrictions will lapse) only upon the achievement of specified performance goals, which are the same for all of the Named Executive Officers. The two performance goals, established by the Compensation Committee, are amounts of 12 consecutive months trailing diluted earnings per share of Common Stock within a performance period beginning on July 1, 2005 and ending on June 30, 2008. One-half of the shares will vest on the achievement of one goal, and all of the shares will vest on the achievement of the second (higher) goal, within the performance period. Therefore, the shares will vest (if at all) only upon the expiration of, or after, fiscal 2006. All unvested shares (if any) held by each Named Executive Officer will be forfeited and returned to the Company upon the expiration of the performance period (or, if earlier, upon termination of his employment with the Company).

•	Automobile allowance: Each will receive an annual automobile allowance.

•	Plan contributions: The Company will contribute a matching amount to the Company’s Section 401(k) plan for each.

•	Change-in-control agreements: The Company is a party to a Change-in-Control Executive Severance Agreement with each (see “—Change-in-Control Severance Agreements” below).
Senior Management Bonus Plan
     The “Bonus” column of the compensation table above consists of annual bonuses paid under the Company’s senior management bonus plan (the “Bonus Plan”). Under the Bonus Plan, bonuses were payable to the Company’s senior executive officers, which include the Named Executive Officers, if certain targets for the Company’s financial performance and for the participants’ respective personal (financial or non-financial) performance related to the Company, as determined or approved by the Compensation Committee, were achieved in fiscal 2005.
     As in fiscal 2004, the Compensation Committee determined that bonuses under the Bonus Plan for fiscal 2005 would depend on the Company’s financial performance and each participant’s performance of individual goals intended to enhance the Company’s long-term business and operations (as determined or approved by the Compensation Committee, in the case of the CEO, and as determined by the CEO, in the case of all other participants in the Bonus Plan). For fiscal 2005, bonuses were payable to the Named Executive Officers based 75% on the increase in the Company’s diluted earnings per share (“EPS”) for fiscal 2005 over its EPS for fiscal 2004 and 25% on the achievement of personal goals related to the Company. Under the Bonus Plan, the objectives or goals and the relative importance of them for individual bonuses were, in some cases, different for other senior executive officers.

     The target bonus for each Named Executive Officer was established at a percentage of his annual base salary, with the percentage varying from 40% to 75% according to the seniority of his position with the Company. A Named Executive Officer could earn a bonus less than or greater than the target bonus, however, to the extent that the annual increase in EPS was less than or greater than the targeted increase. Further, a Named Executive Officer could earn a partial bonus if either the requisite level of annual increase in EPS occurred or his individual performance goals were achieved.
     For fiscal 2005, the increase in the Company’s EPS for fiscal 2005 over fiscal 2004 exceeded the targeted level of increase, and the Compensation Committee determined (directly, and in the case of Messrs. Barron, McCalmont and Evans, as recommended by the CEO) that the named Executive Officers under the Bonus Plan achieved their respective personal goals. Therefore, bonuses totaling $756,200 were paid under the Bonus Plan to Messrs. Shipowitz, Barron, McCalmont and Evans. See “–– Compensation Committee Report on Executive Compensation” below.
     For fiscal 2006, the Compensation Committee has determined that bonuses under the Bonus Plan will depend primarily on the Company’s financial performance during fiscal 2006, measured by its diluted earnings per share, and also on each participant’s individual performance during fiscal 2006, as determined by the Compensation Committee. See “— Compensation Committee Report on Executive Compensation” below.
Stock Options
     No stock options were granted to the Named Executive Officers under the 1997 Stock Incentive Plan during fiscal 2005.
     The following table provides information on the stock options/SARs that the Named Executive Officers held at June 30, 2005:

	Shares		Number of Securities
	Acquired		Underlying Unexercised		Value of Unexercised In-
	on	Value	Options/SARs at		the-Money Options/SARs at
	Exercise	Realized	Fiscal Year-End (#)		Fiscal Year-End ($)*
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jay B. Shipowitz	25,000	400,999	98,088	7,226	839,633	119,377
Barry M. Barron	3,602	63,525	6,875	6,103	88,069	100,944
William S. McCalmont	5,000	69,950	10,000	45,000	112,500	506,250
Walter E. Evans	1,000	16,340	9,000	30,000	108,900	363,000

*	Based on the closing price on The Nasdaq Stock Market of the Common Stock on June 30, 2005 of $25.56 per share.
Compensation Committee Interlocks and Insider Participation
     Michael S. Rawlings was a member of the Compensation Committee throughout fiscal 2005. Marshall B. Payne was a member of the Compensation Committee until November 15, 2004, and Robert P. Allyn and J. M. Haggar, III were members of the Compensation Committee from November 15, 2004 for the rest of fiscal 2005. None of the members of the Compensation Committee during fiscal 2005 was, or has ever been, an officer or employee of the Company or any of its subsidiaries.

Compensation Committee Report on Executive Compensation
     The Compensation Committee has furnished the following report on the Company’s executive compensation program. The report describes the Compensation Committee’s compensation policies applicable to the Company’s executive officers and provides specific information regarding the CEO’s compensation.
•	Compensation Policy. The Compensation Committee’s overall policy regarding compensation of the Company’s executive officers is to provide salary levels and compensation incentives that attract and retain qualified individuals in key positions, that recognize individual performance and the Company’s performance, and that support the Company’s objective of achieving sustained improvements in its financial condition, operating results, and market position. The Compensation Committee attempts to implement this policy by paying the Company’s executive officers slightly above average compensation with an emphasis on performance-related pay. The Company’s objective is to pay its executive officers competitively in base pay and automobile allowances compared with similarly situated executives at comparable companies, and then to provide an incentive by giving the executive officers the opportunity to earn significantly higher than average performance-based compensation. The performance-based compensation is made up of awards under the Bonus Plan and stock options or restricted stock under the 1997 Stock Incentive Plan. The Compensation Committee periodically reviews publicly available and private executive-compensation surveys prepared by independent sources, including compensation consultants, to determine compensation levels and practices of comparable companies. The Compensation Committee identifies those comparable companies, in its discretion, after considering a broad range of factors, including levels of revenues, geographic regions of operations, growth, and industry (e.g., service versus manufacturing). The group of comparable companies includes some companies in the specialty retail industry and some of the companies in the peer group identified below under “Stock Performance Chart,” but is not limited to companies of those kinds or companies whose stock is quoted in The Nasdaq Stock Market. The Compensation Committee also solicits appropriate input from the CEO regarding compensation for the senior executives who report to him.

In determining executive officer compensation, the Compensation Committee considers the Company’s performance as compared to its budget; each individual officer’s experience level, level of responsibility, and performance as compared to the budgeted performance goals for such officer; the Company’s growth; and the Company’s cash flow performance. Individual salaries are reviewed every 12 months and, based on evaluations of individual performance, are adjusted by the Compensation Committee in its discretion.
•	Base Salaries and Allowances. For each of fiscal 2005 and fiscal 2006, the Compensation Committee directly determined or approved the base pay and allowances of all of the Named Executive Officers and any other executive officers of the Company, as required by the applicable Nasdaq Marketplace Rules, and has reviewed the compensation of the Company’s other executive officers as determined by the CEO. In this determination or review, as the case may be, as a basis for comparison, the Compensation Committee periodically attempts to determine the base salaries and allowances of similarly situated executives in comparable companies and solicits the advice of the CEO.
•	Performance Pay. For each of fiscal 2005 and fiscal 2006, the Compensation Committee directly determined or approved the performance-based compensation of all of the Named Executive Officers and any other executive officers of the Company, as required by the applicable Nasdaq Marketplace Rules, and has reviewed the performance-based compensation of the Company’s other executive officers as determined by the CEO. In this determination or review, as the case may be, if the Company’s executive officers have performed in accordance with the Compensation Committee’s expectations as described above, the Compensation Committee ensures that the Named Executive

Officers and other executive officers are provided with above average (as compared to similarly situated executives at comparable companies) performance-based bonuses under the Bonus Plan and stock-based compensation under the 1997 Stock Incentive Plan.

•	Senior Management Bonus Plan. The Bonus Plan is an incentive program for the senior executive officers, including the Named Executive Officers. The Bonus Plan’s goal is to place a portion of the participants’ annual cash compensation at risk to encourage and reward performance that meets or exceeds the Company’s expectations. Under the Bonus Plan, during the first three or four months of the fiscal year, the Compensation Committee adopts and recommends, and the Board of Directors approves, the current fiscal year plan. The Compensation Committee reserves the right to amend the Bonus Plan from time to time at its discretion.

For fiscal 2006, the Compensation Committee has determined that bonuses under the Bonus Plan will depend primarily on the Company’s financial performance during fiscal 2006, measured by its diluted earnings per share (the “Financial Performance Component”), as well as on each senior executive officer’s performance during fiscal 2006 as determined in the discretion of the Compensation Committee, including by performance of personal (financial or non-financial) goals established by the Compensation Committee, which are intended to enhance the Company’s long-term business (the “Discretionary Component”).

The Financial Performance Component is the same for all of the senior executive officers, and the Discretionary Component is different for each senior executive officer. Of each senior executive officer’s target total bonus opportunity, 75% relates to or is based on the Financial Performance Component, and 25% relates to or is based on the Discretionary Component. Because the Financial Performance Component and the Discretionary Component are separate, a senior executive officer could earn a partial bonus if there is performance only under either the Financial Performance Component or the Discretionary Component.

The target total bonus opportunity for each senior executive officer is a percentage of his annual salary for fiscal 2006. In the case of the Named Executive Officers, the percentages range from 40% to 75%. For Mr. Shipowitz, the CEO, the target is 75% (i.e., $375,000); for Mr. Barron, Executive Vice President and Chief Operations Officer, the target is 50% (i.e., $160,000); for Mr. McCalmont, Executive Vice President and Chief Financial Officer, the target is 50% (i.e., $145,500); and for Mr. Evans, Senior Vice President and General Counsel, the target is 40% (i.e., $108,000).

Each senior executive officer could earn a bonus under the Financial Performance Component or under the Discretionary Component, or both, that is less than or greater than his target bonus related to or based on that component or those components. If performance does not correspond to at least a target bonus, but is nevertheless such that the Compensation Committee deems it appropriate for a bonus under the Bonus Plan, then a senior executive officer could receive a bonus less than his target bonus. If performance exceeds that corresponding to a target bonus, then a seinor executive officer could receive a bonus that exceeds his target bonus.

The Compensation Committee will evaluate performance and award bonuses (if earned) to all of the senior executive officers under the Bonus Plan. The Compensation Committee received recommendations of the CEO regarding the bonus opportunities for the other senior executive officers and expects to obtain recommendations from the CEO regarding the performance of, and (if earned) bonuses payable to, the other senior executive officers. The Bonus Plan does not contain any limits on the Compensation Committee’s discretion.
•	Stock Options; Restricted Stock. The Compensation Committee grants stock options and shares of Common Stock as restricted stock under the 1997 Stock Incentive Plan to encourage and facilitate personal stock ownership by officers and key employees, including the CEO, thus strengthening their commitment to the Company and encouraging a longer-term perspective to their responsibilities. This feature of the Company’s compensation program directly links officers’ and key employees’ interests with those of the Company’s shareholders. The Compensation Committee reviews prospective grants of stock options and shares of Common Stock as restricted stock to the Company’s officers and considers the value and benefit of such options and restricted stock during its review of such officers’ overall compensation packages. The Compensation Committee’s general policy is to grant stock option and restricted stock awards based on individual performance and the potential for the recipient to contribute to the Company’s future success; awards are not affected by the amount or terms of the options or restricted stock previously granted to the officer or key employee. Under the 1997 Stock Incentive Plan, the Compensation Committee may grant either incentive or non-qualified options, but typically grants incentive stock options because of the tax advantages to the optionees resulting from the grant of such options. The Compensation Committee generally grants options under the 1997 Stock Incentive Plan that expire in ten years and become exercisable in equal installments over a four-year period. The Compensation Committee has the sole discretion to determine the restrictions on shares of Common Stock granted as restricted stock, which would obligate the grantee to forfeit and surrender the shares, and the circumstances under which the restrictions will lapse. Such restrictions and circumstances under which the restrictions lapse are set forth in a restricted stock agreement between the Company and the grantee. The Compensation Committee typically provides for restrictions that will not lapse unless the grantee continues to be employed at the end of a specified time period (usually from three to five years) after the date of grant. Nevertheless, the Compensation Committee may provide – and in fiscal 2006, it has provided – for restrictions to lapse only if certain Company performance criteria have been met within a specified time period. The Compensation Committee believes that such limitations provide those holding options or restricted stock with incentives to remain in the Company’s employ and (if applicable) to satisfy specified performance criteria, while affording the opportunity to receive direct benefits within a relatively short period of time.

The Compensation Committee, in consultation with the rest of the Board and the CEO, has adopted a policy so that at least a portion of the equity compensation for the Company’s senior executive officers (other than the CEO) under the 1997 Stock Incentive Plan depend upon growth in the Company’s diluted earnings per share over a period that includes more than one fiscal year. This long-term approach is consistent with that reflected in the employment agreement with Jay B. Shipowitz, the present CEO, which contemplates grants of restricted stock depending upon increases in the market price of the Common Stock that the Compensation Committee anticipates will occur (if at all) over more than one fiscal year.
•	Limits on Tax Deductibility of Compensation. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company is generally precluded from deducting compensation in excess of $1 million per year for any of its Named Executive Officers unless the compensation is “performance-based” as defined in Section 162(m) and certain other requirements are satisfied. The Compensation Committee generally intends to maintain the tax deductibility of compensation to the Named Executive Officers, but it also intends to maintain the flexibility of paying amounts or making equity awards that are not deductible if consistent with the Compensation Committee’s other objectives and responsibility. Because of the CEO’s exercise of previously granted stock options under the 1997 Stock Incentive Plan and the special grant of restricted stock to the CEO as described under “— Employment Arrangements with Jay B. Shipowitz” below, a portion of the total compensation paid to the CEO for fiscal 2005 exceeded the $1 million limit for deductibility.
•	CEO Compensation. In August 2004, the Compensation Committee determined that it was in the best interest of the Company and its shareholders to enter into a written employment agreement and other agreements with Jay B. Shipowitz, the Company’s CEO, providing for various types of compensation and benefits. Those agreements are described in “—- Employment Arrangements with Jay B. Shipowitz” below. In or for fiscal 2005, Mr. Shipowitz received a bonus of $354,375 under the Bonus Plan and was granted 50,000 shares of Common Stock as restricted stock under the 1997 Stock Incentive Plan. The Compensation Committee believes that the types and amounts of compensation provided to Mr. Shipowitz in or for fiscal 2005 were reasonable under the circumstances.
The Compensation Committee of the Board of Directors:
Michael S. Rawlings, Chair
Robert P. Allyn
J. M. Haggar, III
Employment Arrangements with Jay B. Shipowitz
     On August 23, 2004, the Company’s Board of Directors authorized, and the Company entered into, a written Executive Employment Agreement with Jay B. Shipowitz, the Company’s CEO, and two ancillary agreements, a Restricted Stock Agreement and a new Change-in-Control Executive Severance Agreement. All of those agreements were effective as of July 1, 2004. The Board of Directors, based on the recommendation of its Compensation Committee, determined that a written employment agreement with Mr. Shipowitz would provide the Company’s shareholders greater assurance of Mr. Shipowitz’s valuable services.
     Under the Employment Agreement:
•	Mr. Shipowitz’s employment as CEO will continue through June 30, 2007, subject to automatic renewal of the term for another year at each July 1, unless either party has given 90 days’ notice of nonrenewal, in which case the term will expire two years later. Because no notice of nonrenewal was given, Mr. Shipowitz’s employment will now continue through June 30, 2008.

•	Mr. Shipowitz’s compensation consists of (1) an annual base salary of $450,000, subject to annual review by the Compensation Committee, (2) an annual bonus opportunity established by the Compensation Committee, with a target bonus equal to 75% of his annual salary, (3) a grant of 50,000 shares of Common Stock as restricted stock, and an opportunity to receive additional grants of up to 200,000 shares of Common Stock as restricted stock, in each case under the 1997 Stock Incentive Plan, and (4) participation in the Company’s employee-benefit plans for senior executive officers and certain other benefits, including an automobile allowance, paid health insurance, a term-life insurance policy with a beneficiary designated by him in an amount equal to three times his annual salary, paid vacation, and a paid club membership. In accordance with its annual review, the Compensation Committee has increased Mr. Shipowitz’s annual base salary to $500,000 for fiscal 2006.

•	The 50,000 shares of restricted stock vest in installments of 15% of the shares on August 1, 2004 and an additional 17% of the shares on each July 1 thereafter, so long as Mr. Shipowitz remains employed. The Restricted Stock Agreement entered into by the Company and Mr. Shipowitz, with the 1997 Stock Incentive Plan, effected and governs that grant.

•	An additional grant of 40,000 shares of restricted stock under the 1997 Stock Incentive Plan will be made to Mr. Shipowitz when the closing price of a share of Common Stock on The Nasdaq Stock Market first remains at or above each of $33.00, $39.00, $45.00, $51.00, and $57.00 for 30 consecutive days or 30 trading days within a 45-consecutive-trading-day period. Each such grant made on or before July 1, 2006 will vest in installments of 15% one month after the date of grant and 17% on each anniversary of the date of grant, so long as Mr. Shipowitz remains employed; each grant made on or after July 1, 2006 will vest in equal installments one month after the date of grant and on each July 1 thereafter through July 1, 2011. In addition, upon a change of control of the Company (which is defined as provided in the new Change-in-Control Executive Severance Agreement), Mr. Shipowitz is also entitled to receive the next stock-price-based grant not yet earned, which will vest one month after the date of grant.

•	Unless the Company terminates his employment for Cause (as defined in the Employment Agreement), Mr. Shipowitz will be entitled to severance benefits upon any termination of employment before expiration of the term and before any change of control of the Company. If Mr. Shipowitz’s employment is terminated without Cause or because of his death or permanent disability, he will be entitled to receive continued payments of base salary and continued other benefits under the Employment Agreement (or the cash equivalent thereof) for 24 months, a prorated annual bonus for the year of termination to the extent that the Compensation Committee determines that a bonus would have been payable, and acceleration of vesting of all unvested stock options and all outstanding restricted stock. If Mr. Shipowitz terminates his employment for any (or no) reason, he will be entitled to receive continued payment of base salary and continued benefits under the Employment Agreement (or the cash equivalent thereof) for 18 months. Those severance benefits are conditioned upon Mr. Shipowitz’s delivery of a general release in favor of the Company and compliance with his post-employment restrictive covenants.

•	Mr. Shipowitz is subject to noncompetition and nonsolicitation covenants during his employment and after termination of his employment for 24 months, or for 18 months if he terminates his employment or if the Company terminates his employment for Cause.
     The new Change-in-Control Executive Severance Agreement, rather than the Employment Agreement, applies to any termination of Mr. Shipowitz’s employment upon or after any change of control of the Company. It amends and supersedes the previous Change-in-Control Executive Severance Agreement with Mr. Shipowitz. The new agreement generally contains the same terms as the previous agreement, however, except that (1) its term corresponds with that of the Employment Agreement, rather than being subject to annual termination at the Board of Directors’ discretion, (2) it does not contain the previous limitation on the amount or value of severance benefits to avoid any “excess parachute payment” under federal tax laws, and (3) it provides for a possible tax gross-up payment to Mr. Shipowitz in addition to his severance benefits. If any severance benefit to Mr. Shipowitz is subject to federal excise taxes, the Company will pay an additional amount so that after the payment of all taxes, Mr. Shipowitz will retain an amount equal to the amount of the excise taxes multiplied by a percentage that varies in accordance with the price per share of Common Stock upon a change in control, as follows:

Per Share Change-in-Control Price	Percentage
Less than $33	0%
$33 to less than $39	25%
$39 to less than $45	50%
$45 to less than $51	75%
$51 or more	100%
In all other material respects, the terms of Mr. Shipowitz’s new agreement are the same as those of the other effective Change-in-Control Executive Severance Agreements.
Change-in-Control Severance Agreements
     The Compensation Committee and the Board of Directors have recognized that, as is the case with most publicly held companies, the possibility of a change in control exists. To help assure continuity of experienced and qualified management of the Company, the Compensation Committee has recommended, and the Board of Directors has authorized and approved, a Change-in-Control Executive Severance Agreement (“Severance Agreement”) with each of the Named Executive Officers. The Severance Agreements with Messrs. Barron, McCalmont, and Evans, the terms of which are substantially identical (except as described below), were entered into on May 15, 2001, August 5, 2003, and July 26, 2005, respectively. The Severance Agreement with Mr. Shipowitz, the terms of which are substantially the same as those of other Severance Agreements except as described under “—Employment Arrangements with Jay B. Shipowitz” above, was entered into on August 23, 2004, but effective as of July 1, 2004.
     Each Severance Agreement obligates the Company to provide severance benefits to the Executive if his employment with the Company and its subsidiaries is terminated, within 24 months after a Change in Control, either (i) by the Company for any reason other than Cause or the Executive’s disability or (ii) by the Executive for Good Reason. “Change in Control,” as defined in the Severance Agreement, includes (a) the acquisition (other than from the Company) of 25% or more of the outstanding voting securities of the Company by any person or group of persons, (b) a change in the Board of Directors such that the persons who were directors at the beginning of any two-year period (and any new director whose election was approved by at least two-thirds of the directors who either were directors at the beginning of the period or whose election was so approved) cease to constitute a majority of the Board of Directors, or (c) a reorganization, merger, or consolidation of the Company, or the shareholders’ approval of the sale or substantially all the assets of the Company, other than in certain circumstances described in the Severance Agreement. “Cause,” as defined in the Severance Agreement, includes the Executive’s continued failure to perform his duties after notice from the Board of Directors or his engaging in conduct that materially injures the Company. “Good Reason,” as defined in the Severance Agreement, includes a material reduction of the Executive’s compensation or benefits; a material reduction in the Executive’s position, authority, or responsibilities; a forced relocation of the Executive’s office by more than 50 miles; or the failure of any successor to the Company to expressly assume the Company’s obligations under the Severance Agreement.
     The severance benefits under the Severance Agreement are (i) a payment equal to two and one-half times for each of Messrs. Barron and McCalmont, and one and two-thirds times for Mr. Evans, the sum of the Executive’s base salary, annual bonus, and car allowance, (ii) the accelerated vesting of outstanding stock options and restricted stock, and (iii) the continuation of insurance benefits for 30 months for each of Messrs. Barron and McCalmont, and 20 months for Mr. Evans, after termination of employment. The payment is to be made in cash within five business days after the termination of employment. Except as provided in Mr. Shipowitz’s Severance Agreement, the severance benefits are limited to the amount that may be paid or provided to the Executive without making an “excess parachute payment” under federal tax laws.
     The Company is obligated to pay the Executive’s legal fees and other expenses incurred in connection with any good-faith enforcement or defense of his rights under the Severance Agreement.
     Each Severance Agreement will remain effective until terminated either (1) upon any cessation of the Executive’s employment before a Change-in-Control or (2) except for Mr. Shipowitz’s Severance Agreement, on June 30, 2006 or June 30 of any subsequent year if the Company or the Executive gives at least six months’ notice of termination.
Consulting Arrangements with Donald H. Neustadt
     Donald H. Neustadt, a director of the Company until September 29, 2005, ceased to serve as the CEO of the Company as of June 30, 2004. In accordance with the terms of a written employment agreement authorized and signed in August 2004, Mr. Neustadt served as a non-officer employee of the Company during fiscal 2005. As contemplated by that one-year employment agreement, as of July 1, 2005, Mr.

Neustadt and the Company entered into an Employment Separation Agreement and a Consulting Agreement. The Board of Directors, based on the recommendation of its Compensation Committee, determined that the arrangements would be both beneficial and appropriate in light of Mr. Neustadt’s lengthy service to the Company and his extensive knowledge of its business and industry.
     The Employment Separation Agreement provided for (1) a general release by each of the Company and Mr. Neustadt, in favor of the other and the other’s related persons and entities of all claims (subject to certain exceptions) regarding Mr. Neustadt’s employment with the Company through June 30, 2005, and (2) the vesting of all unvested stock options held by Mr. Neustadt and the release from all restrictions of all restricted stock held by Mr. Neustadt.
     Under the Consulting Agreement:
•	Mr. Neustadt will render consulting services to the Company through June 30, 2011, unless the consulting relationship is terminated earlier in accordance with the terms of the Consulting Agreement.

•	During the consulting period, Mr. Neustadt is obligated to comply with certain nondisclosure, noncompetition, and nonsolicitation covenants.

•	The Company (1) pays Mr. Neustadt a consulting fee of $19,125 per month, (2) during Mr. Neustadt’s life, pays all health insurance premiums for him and his wife, and (3) reimburses Mr. Neustadt’s reasonable out-of-pocket expenses incurred to perform the consulting services.

•	If the consulting relationship is terminated before the expiration of the term of the Consulting Agreement because of Mr. Neustadt’s death or permanent disability, the Company will be obligated to continue to pay the monthly consulting fees to Mr. Neustadt or his estate. If the consulting relationship terminates because of a change in control of the Company (as defined in the Consulting Agreement), the Company will be obligated to pay Mr. Neustadt a lump-sum amount equal to the sum of all consulting fees that would thereafter have been payable under the Consulting Agreement and an amount equal to the then present actuarial value of the health insurance benefits that would thereafter have been provided during Mr. Neustadt’s life, except that if Mr. Neustadt violates any of his restrictive covenants before June 30, 2011, he will have to repay the Company or its successor certain of those termination amounts (plus interest). The Company will have no obligation to pay any further amounts to Mr. Neustadt if the Company terminates the consulting relationship because of any uncured material breach of the Consulting Agreement by Mr. Neustadt.
Certain Relationships
     None of the Company’s directors, nominees for election as directors, or executive officers (1) has entered into any transaction or series of similar transactions with the Company since July 1, 2004, (2) has any relationship, or has had any relationship since July 1, 2004, with the Company, or (3) has outstanding indebtedness, or has had any outstanding indebtedness since July 1, 2004, to the Company, which (in any case) requires disclosure under Item 404 of the SEC’s Regulation S-K.
STOCK PERFORMANCE CHART
     The following chart compares the return on the Company’s Common Stock with (1) the Nasdaq Market Index and (2) a financial services peer group consisting of Cash America International, Inc.; EZ Corp, Inc.; First Cash, Inc.; and World Acceptance Corp. (identified as the “Peer Group”) for the period from June 30, 2000 through June 30, 2005. The comparison assumes that $100 was invested on June 30, 2000, and assumes reinvestment of dividends and distributions.
AUDIT COMMITTEE REPORT
The Audit Committee of the Company’s Board of Directors has furnished the following report:
•	The Audit Committee acts under the Amended and Restated Charter of the Audit Committee of the Board of Directors dated as of May 24, 2005, which was adopted by the Board of Directors, upon the recommendation of the Audit Committee.
•	The primary function of the Audit Committee is oversight of the Company’s financial reporting process and public financial statements. The Company’s management is responsible for preparing the Company’s financial statements, the reporting process, and the adequacy of controls. The Company’s independent auditors are responsible for auditing the financial statements. The activities of the Audit Committee are not intended or designed to supersede or alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.
•	The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management.
•	The Audit Committee has discussed with the independent auditors, Grant Thornton LLP, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees.
•	The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee; has considered the compatibility of non-audit services with the auditors’ independence; and has discussed with the auditors the auditors’ independence.
•	Based on the review and discussions referred to above, the Audit Committee recommended to the

Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2005 for filing with the Securities and Exchange Commission.
The Audit Committee of the Board of Directors:
Edward W. Rose, III, Chair
Charles Daniel Yost
Marshall B. Payne
RELATIONSHIPS WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
Selection
     The Audit Committee has selected Grant Thornton LLP as independent auditors for the Company for the current fiscal year, fiscal 2006. One or more representatives of Grant Thornton LLP are expected to be present and available to respond to appropriate questions at the Annual Meeting and have the opportunity to make a statement if they desire to do so.
Audit Fees
     Grant Thornton LLP’s fees for the audit of annual consolidated financial statements, including the audit of internal control over financial reporting, and the review of the quarterly interim financial statements for fiscal 2005 were $349,000. Grant Thornton LLP’s fees for the audit of the annual consolidated financial statements and the review of the quarterly interim financial statements for fiscal 2004 were $144,354.
Audit-Related Fees
     Grant Thornton LLP’s fees billed for audit-related services during fiscal 2005, relating to a consent for the Company’s Uniform Franchise Offering Circular and consultations regarding the application of certain accounting principles to the Company’s financial statements, were $38,759. Grant Thornton LLP’s fees billed for audit-related services during fiscal 2004, relating to a consent for the Company’s registration statement filed with the SEC in connection with its public offering of shares of Common Stock effected in April 2004, a consent for the Company’s Uniform Franchise Offering Circular, and consultations regarding the application of certain accounting principles to the Company’s financial statements, were $63,534.
Tax Fees
     Grant Thornton LLP’s fees billed for tax compliance, tax advice and tax planning during fiscal 2005, relating to preparing and filing of the Company’s federal, state and local income tax returns for fiscal 2004 and computing quarterly estimated payments, were $88,257. Grant Thornton LLP’s fees billed for tax compliance, tax advice and tax planning during fiscal 2004, relating to preparing and filing of the Company’s federal, state and local income tax returns for fiscal 2003, preparing and filing certain amended tax returns, and computing quarterly estimated payments, were $61,478.
All Other Fees
     Grant Thornton LLP’s fees billed for other requested services during fiscal 2005, consisting of the review of various SAS 70 reports, totaled $31,087. Grant Thornton LLP’s fees billed for other requested services during fiscal 2004, consisting of consultation regarding internal audit planning, the review of various SAS 70 reports, and the review of post-retirement benefits accounting, totaled $20,616.
Pre-Approval of Audit and Non-Audit Services
     Under the Audit Committee’s Charter, the Audit Committee is charged with recommending the proposed scope of the independent auditors’ work for each fiscal year, including any proposed non-audit functions to be performed by such auditors, and reviewing the audit plan and proposed engagement letter with the independent auditors, as well as reviewing the audit, accounting and management advisory fees for the prior fiscal year and the estimated fees for the current fiscal year. The Audit Committee’s policy is to expressly consider and approve (or disapprove) in advance any proposed engagement of the Company’s independent auditors to render any services to the Company. The Audit Committee has not adopted any policy or procedures under which the independent auditors may be engaged to render services without any specific pre-approval by the Audit Committee. All of the services to the Company by its independent auditors in fiscal 2005 and fiscal 2004 were rendered in accordance with engagements that the Audit Committee approved in advance, and there was no reliance on any de minimis exception (under the SEC’s rules) to the Audit Committee pre-approval requirement.
PROPOSAL TO ADOPT THE NEW ACE CASH EXPRESS, INC.
NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN
Background
     In March 1995 the Board of Directors of the Company (the “Board”) adopted, and in November 1995 the shareholders of the Company approved, the ACE Cash Express, Inc. Non-Employee Directors Stock Option Plan (the “Previous Directors Plan”), under which nonqualified stock options (as defined in the Internal Revenue Code of 1986, as amended (the “Code”)) could be granted to directors who are not employees of the Company for the purchase of shares of Common Stock. In August 2003, the Board adopted, and in November 2003 the shareholders of the Company approved, amendments to the Previous Directors Plan to (i) permit the issuance of restricted stock, (ii) change the name or title of the plan to the “ACE Cash Express, Inc. Non-Employee Directors Stock Incentive Plan,” and (iii) convert the manner in which the number of options or shares of restricted stock granted to a non-employee director is determined from a formula-based grant to a grant within the discretion of the Compensation Committee or the Board. The Previous Directors Plan expired in March 2005. Because the Company’s 1997 Stock Incentive Plan does not permit grants to non-employee directors, in August 2005 the Board adopted, subject to shareholder approval, the Directors Incentive Plan. The terms of the Directors Incentive Plan are substantially the same as those of the Previous Directors Plan in effect since November 2003.
     The proposed Directors Incentive Plan is attached as Exhibit A to this Proxy Statement. At the Annual Meeting, the Company’s shareholders will be asked to approve the Directors Incentive Plan.
     The Board believes that adoption of the Directors Incentive Plan would continue to provide the Company the ability to provide non-employee directors with a proprietary interest in the Company, to furnish an incentive to those directors to continue their service to the Company and to attract able persons, not employed by the Company, to serve on the Board.
     If approved by the shareholders, 200,000 shares of Common Stock would be reserved for grant or issuance for compensatory purposes under the Directors Incentive Plan.

Description of the Directors Incentive Plan
     The following description of the Directors Incentive Plan is only a summary; it does not purport to be a complete or detailed description of all of the provisions of the Directors Incentive Plan.
     The Directors Incentive Plan would provide for discretionary grants of awards only to non-employee directors under its terms. The Compensation Committee would have the sole authority to grant, from time to time at its discretion, options to purchase shares of Common Stock or shares of Common Stock as restricted stock to the non-employee directors. The terms of any discretionary option grants authorized by the Compensation Committee would be subject to provisions as to exercise price, time and manner of exercise, term, and payment that are set forth in a stock option agreement entered into with the grantee. The terms of any discretionary grants of restricted stock would have the provisions set forth in a restricted stock agreement entered into with the grantee subject to the terms of the Directors Incentive Plan.
     The Directors Incentive Plan would be administered by the Compensation Committee. Unless sooner terminated by action of the Board, the Directors Incentive Plan would terminate on August 23, 2015. The Board or the Compensation Committee may amend or discontinue the Directors Incentive Plan without the shareholders’ approval, except that neither the Board nor the Compensation Committee has the power or authority to materially increase the benefits accruing to participants under the Directors Incentive Plan, to materially increase the number of shares that may be issued under the Directors Incentive Plan or to materially modify the requirements of eligibility for participation in the Directors Incentive Plan. The Board or the Compensation Committee, however, may make appropriate adjustments in the number of shares the Directors Incentive Plan covers, as well as in the number of outstanding options and in the option exercise prices, to reflect any stock dividend, stock split, share combination or other recapitalization and, with respect to outstanding options and option prices, to reflect any merger, consolidation, reorganization, liquidation or similar transaction involving the Company.
Stock Option Grants
     The Directors Incentive Plan would allow the Compensation Committee to grant or issue stock options to non-employee directors. Stock options granted under the Directors Incentive Plan could only be nonqualified stock options, which do not qualify for treatment as incentive stock options under the Code.
     The Compensation Committee would select the recipients of stock options and set the specific terms and conditions of the stock option grants, including the number of shares for which an option is granted, the term of the option and the time(s) when the option vests and can be exercised.
     All stock options would be evidenced by written option agreements with the grantee, as determined by the Compensation Committee. An option would be effective on the date of grant unless the option agreement (authorized by the Compensation Committee) specifies otherwise.
     Under the terms of the Directors Incentive Plan, the exercise price of all stock options may not be less than 100% of the fair market value of the Common Stock on the date of grant. The fair market value generally is the closing price of the Common Stock on The Nasdaq Stock Market on the date of grant.
     Upon exercise, the stock option exercise price must be paid in cash or by check, or on such other terms as are set forth in the applicable option agreement.

Restricted Stock Grants
     The Directors Incentive Plan would allow the Compensation Committee to grant or issue to non-employee directors shares of Common Stock as restricted stock. “Restricted stock” refers to shares granted or issued that are to be held by a non-employee director subject to “restrictions,” which are circumstances under which the shares will be forfeited and returned or surrendered to the Company (e.g., upon cessation of service as a director of the Company). A non-employee director who holds shares that constitute restricted stock will be the record holder of those shares and, accordingly, will generally have the rights of a shareholder of the Company, except that the director will not have the right to sell or otherwise transfer any of those shares while they are subject to any restrictions.
     The Directors Incentive Plan would require each restricted stock agreement to state the restrictions on the shares of Common Stock, which would obligate the grantee to forfeit and surrender the shares, and the circumstances under which the restrictions would lapse. The Compensation Committee may, in its sole discretion, provide (as stated in the restricted stock agreement) that the restrictions on any specific shares will continue until a particular time or times or until the attainment of one or more performance targets established by the Compensation Committee or the occurrence of any other event or events determined by the Compensation Committee. Though not required, it is typical for restrictions to serve as an incentive for continued service as a director, so that they will not lapse unless the grantee continues to be a director at the end of a specified time period after the grant. The restrictions as to any particular number of the shares subject to a restricted stock agreement may lapse at different times (i.e., in installments) or under different circumstances.
     Each restricted stock agreement would also state the amount and form of any payment required to be made for shares of Common Stock that constitute the restricted stock. The Directors Incentive Plan would provide that a grantee will not be required to pay any amount to the Company for the shares of Common Stock received by him or her, except as required in the restricted stock agreement or by law. The Company anticipates that most, if not all, of the restricted stock granted under the Directors Incentive Plan will be issued in exchange for a payment from the grantee of at least the par value per share of Common Stock issued (i.e., $0.01 per share). In any event, the Company does not anticipate the receipt of payment from grantees equal to the fair market value of shares of Common Stock issued under restricted stock agreements.
     Subject to the applicable restrictions, each grantee will have the right to vote and to receive dividends with respect to shares of Common Stock that constitute the restricted stock. The grantee generally will not, however, be entitled to receive or hold any stock certificate(s) representing the restricted stock until the restrictions lapse; the stock certificate(s) will generally remain in escrow until lapse. Accordingly, the grantee may not dispose or transfer any of the restricted stock until the restrictions lapse. If a restriction event occurs before the lapse of the restrictions, the grantee will forfeit all of his or her rights in the shares of Common Stock then subject to the restrictions. That forfeiture will be effected by the return or surrender of the shares to the Company; if the grantee paid for those shares when issued to him or her, the Company may (if so provided in the restricted stock agreement) repay that amount for those shares upon forfeiture. Shares of Common Stock returned or surrendered to the Company under a restricted stock agreement will again be available for grant (as stock options or restricted stock) under the Directors Incentive Plan.
     The Compensation Committee would generally have complete discretion under the Directors Incentive Plan to fully vest, or cause the restrictions to lapse with respect to, all or any number of the shares of Common Stock that constitute the restricted stock under a restricted stock agreement.

Federal Income Tax Consequences
     All options permitted to be granted under the Directors Incentive Plan would be nonqualified stock options for United States federal income tax purposes. In general, no taxable income will be recognized by the optionee, and no deduction will be allowed to the Company, upon the grant of an option. Upon exercise of a nonqualified option, an optionee will recognize ordinary income (and the Company will be entitled to a corresponding tax deduction if applicable withholding requirements are satisfied) in an amount equal to the amount by which the fair market value of the shares on the exercise date exceeds the option exercise price. Any gain or loss realized by an optionee on disposition of such shares generally is a capital gain or loss and does not result in any tax deduction to the Company.
     A grant of restricted stock will not result in income to the grantee or a corresponding tax deduction for the Company until the shares are no longer subject to restrictions, or forfeiture, unless the grantee, if permitted by the Company, elects under Section 83(b) of the Code to have the amount of income to the grantee (and deduction to the Company) determined at the date of the grant. At the time of lapse of restrictions (or a Section 83(b) election), the grantee generally will recognize ordinary income equal to the fair market value of the shares less any amount paid for them, and the Company will be entitled to a tax deduction in the same amount. Any dividends paid on restricted stock will be treated as compensation for federal income tax purposes, unless the grantee has made a Section 83(b) election.
     The foregoing statements are based upon present federal income tax laws and regulations and are subject to change if the tax laws and regulations, or interpretations thereof, are changed.
Accounting Treatment
     If the shareholders approve the Directors Incentive Plan, for each grant of stock options under the Directors Incentive Plan, the Company will reflect as compensation expense in its consolidated financial statements an amount equal to the grant-date fair value of the award in accordance with FASB Statement No. 123R. The compensation expense will then be recognized over the vesting period of the stock option.
     For the grant of shares of Common Stock as restricted stock under the Directors Incentive Plan, the Company will reflect as compensation expense in its consolidated financial statements an amount equal to the quoted market price per share of the Common Stock at the date of grant multiplied by the number of shares then granted as restricted stock. The compensation expense will then be recognized over the vesting period of the restricted stock.
Plan Benefits to Certain Persons
     The grant of stock options and restricted stock by the Compensation Committee under the Directors Incentive Plan will be subjective and may be dependent upon, among other things, a non-employee director’s individual performance. Accordingly, it is not now possible to determine either the benefits or amounts that will be received by any person or group pursuant to the Directors Incentive Plan. The benefits that certain of the Company’s non-employee directors received during past years, under the Previous Directors Plan, are disclosed above.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THE NEW NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION
     The following table presents information about shares of Common Stock that may be issued under the Company’s equity compensation plans in effect as of June 30, 2005. The equity compensation plans consisted of the 1997 Stock Incentive Plan and the Previous Directors Plan. Because the Previous Director’s Plan expired in March 2005, no new options or shares of restricted stock could have been granted under that plan as of June 30, 2005, though shares of Common Stock could have been issued upon exercise of options then outstanding under that plan. Regarding the Previous Directors Plan, therefore, the table reflects only those shares of Common Stock issuable upon exercise of options then outstanding under that plan. The numbers of shares and the exercise prices presented in the table are subject to adjustment by the Board of Directors or the Compensation Committee to reflect any stock dividend, stock split, share combination, or other recapitalization of the Company. If shareholders approve the Directors Incentive Plan, 200,000 shares of Common Stock would be reserved for grant or issuance under that plan.

( c )
Number of securities
	( a )	( b )	remaining available for
	Number of securities	Weighted average	future issuance under
	to be issued upon	exercise price of	equity compensation
	exercise of	outstanding	plans (excluding
	outstanding options,	options, warrants	securities reflected in
Plan Category	warrants and rights	and rights	column (a))
Equity compensation plans approved by shareholders	721,321	$14.41	411,334

Equity compensation plans not approved by shareholders	—	—	—
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
     An eligible shareholder who wishes to include a proposal in the Company’s proxy statement for the 2006 Annual Meeting of Shareholders must submit it, in accordance with the SEC’s Rule 14a-8, so that it is received by the Company’s Secretary, at the Company’s executive offices, on or before July 14, 2006.
     A shareholder who wishes to make a proposal at the 2006 Annual Meeting of Shareholders without including the proposal in the Company’s proxy statement must give written notice of that proposal to the Company’s Secretary, at the Company’s executive offices, by August 31, 2006. If a shareholder fails to timely give that notice, then the persons named as proxies in the proxy cards solicited by the Company’s Board of Directors for that meeting will be entitled to vote the proxy cards held by them regarding that proposal, if properly raised at the meeting, in their discretion.
MISCELLANEOUS
     All information contained in this Proxy Statement relating to the occupations, affiliations, and securities holdings of directors and executive officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and executive officers. All information relating to any beneficial owner of more than 5% of the Common Stock is based upon information contained in reports filed by such owner with the SEC.

     The Company will furnish without charge a copy of its Annual Report on Form 10-K, including the financial statements and schedules thereto, for the fiscal year ended June 30, 2005 filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act to any shareholder (including any beneficial owner) upon written request to Investor Relations/Corporate Communications, 1231 Greenway Drive, Suite 600, Irving, Texas 75038. A copy of the exhibits to such report will be furnished to any shareholder upon written request therefore and payment of a nominal fee.

By Order of the Board of Directors,

/s/ WALTER E. EVANS

Walter E. Evans
Secretary

Irving, Texas
October 13, 2005

Exhibit A
ACE CASH EXPRESS, INC.
NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN
AUGUST 23, 2005
     On August 23, 2005 (the “Effective Date”), the Board of Directors of Ace Cash Express, Inc. (the “Company”) adopted the following Non-Employee Directors Stock Incentive Option Plan:
     1. PURPOSE. The purpose of the Plan is to provide non-employee directors with a proprietary interest in the Company through the granting of Options and Restricted Stock Awards which will
     (a) increase the interest of the non-employee directors in the Company’s welfare;
     (b) furnish an incentive to the non-employee directors to continue their services for the Company; and
     (c) provide a means through which the Company may attract able persons to serve on the Board.
     2. ADMINISTRATION. The Plan will be administered by the Committee.
     3. PARTICIPANTS. The Committee shall, from time to time, select the particular non-employee directors of the Company to whom Options and Restricted Stock Awards are to be granted under the Plan and who will, upon such grant, become participants in the Plan (or Grantees).
     4. SHARES SUBJECT TO PLAN. The Committee may not grant Options and Restricted Stock Awards under the Plan in the aggregate for more than 200,000 shares of Common Stock of the Company, but this number may be adjusted to reflect, as deemed appropriate by the Committee, any stock dividend, stock split, share combination, recapitalization, or the like of or by the Company. Shares to be optioned and sold or to be granted as Restricted Stock Awards may be made available or granted from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration, forfeiture or cancellation of an Option or Restricted Stock Award or otherwise are no longer subject to purchase pursuant to an Option, or are no longer outstanding as a Restricted Stock Award, granted under the Plan may be re-offered or re-granted under the Plan.

1

     5. ALLOTMENT OF SHARES. The Committee shall determine the number of shares of Common Stock to be offered, sold or delivered from time to time by grant of Options and Restricted Stock Awards to particular non-employee directors of the Company. The grant of an Option or a Restricted Stock Award to a non-employee director shall not be deemed to entitle the non-employee director to, or to disqualify the non-employee director from, participation in any other grant of Options or Restricted Stock Awards under the Plan.
     6. TERMS AND CONDITIONS OF OPTIONS. Subject to any other specific provisions or limitations of the Plan, the Committee shall determine the provisions, terms and conditions of each Option, including (but not limited to) the vesting schedule, the number of shares of Common Stock subject to the Option, the period during which the Option may be exercised, forfeiture provisions, methods of payment, and all other terms and conditions of the Option.
     (a) Option Agreements and Grant Date. Each Option granted under the Plan shall be evidenced by an Option Agreement in such form (which need not be the same for each Grantee) as the Committee from time to time approves, but which is not inconsistent with the Plan. The Company shall execute Option Agreements upon instructions from the Committee. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee. The Option Agreement evidencing the Option will be delivered to the Grantee with a copy of the Plan and other relevant Option documents, within a reasonable time after the date of grant.
     (b) Exercise Price. The Committee shall determine the exercise price of each Option at the time a grant is made; provided, that the exercise price shall not be less than the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant.
     (c) Option Period. Options shall be exercisable within the time or times or upon the event or events determined by the Committee and set forth in the Option Agreement; provided, however, that no Option shall be exercisable later than the tenth anniversary of the grant date of the Option.
     (d) Transferability of Options. Options granted under the Plan, and any interest therein, shall not be transferable or assignable by the Grantee, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Grantee only by the Grantee; provided, that the Grantee may designate any person or persons who may exercise his Options following his death.

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     (e) Exercise of Options; Notice. Options may be exercised only by delivery to the Company of a written exercise notice approved by the Committee (which need not be the same for each Grantee), stating the number of shares of Common Stock being purchased, the method of payment, and such other matters as may be deemed appropriate by the Company in connection with the issuance of shares of Common Stock upon exercise of the Option, together with payment in full of the exercise price for the number of shares of Common Stock being purchased. The form of such exercise notice may be set forth as part of an Option Agreement.
     (f) Rights in Event of Death or Disability. If a Grantee dies or becomes disabled before termination of his right to exercise an Option under his Option Agreement without having totally exercised the Option, the Option may be exercised, to the extent of the shares with respect to which the Option could have been exercised by the Grantee on the date of his death or disability, by (i) the Grantee’s estate or by the person or persons who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Grantee, or (ii) the Grantee or his personal representative in the event of the Grantee’s disability; provided, that the Option may be exercised only before the date of its expiration or not more than 180 days after the date of the Grantee’s death or disability, whichever first occurs. The disability and the date of disability of a Grantee shall be determined by the Committee.
     (g) Payment. Full payment for shares purchased upon exercising an Option shall be made in cash or by check at the time of exercise, or on such other terms as are set forth in the applicable Option Agreement. No shares of Common Stock may be issued until full payment of the purchase price therefor has been made, and a Grantee will have none of the rights of a shareholder until shares are issued to him.
     7. TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS. Each Restricted Stock Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of such Restricted Stock Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Agreements need not be identical, but each such Restricted Stock Agreement shall be subject to the terms and conditions of this Section 7.
     (a) Forfeiture Restrictions. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Grantee and to an obligation of the Grantee to forfeit and surrender the shares to the Company under certain circumstances (“Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse on the passage of time, the attainment of one or more performance targets established

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by the Committee, or the occurrence of such other event or events determined to be appropriate by the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award (which may differ from any other such Restricted Stock Award) shall be stated in the Restricted Stock Agreement.
     (b) Restricted Stock Awards. At the time any Restricted Stock Award is granted under the Plan, the Company and the Grantee shall enter into a Restricted Stock Agreement setting forth each of the matters addressed in this Section 7 and such other matters as the Committee may determine to be appropriate. Shares of Common Stock granted pursuant to a Restricted Stock Award shall be represented by one or more stock certificates registered in the name of the Grantee of such Restricted Stock Award. The Grantee shall have the right to receive dividends with respect to the shares of Common Stock subject to a Restricted Stock Award, to vote the shares of Common Stock subject thereto and to enjoy all other shareholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise in the Restricted Stock Agreement or agreed to or approved by the Committee, (i) the Grantee shall not be entitled to delivery of the shares of Common Stock or any certificate representing them until the Forfeiture Restrictions have expired, (ii) the Company or an escrow agent shall retain custody of shares of Common Stock and the certificate or certificates representing them until the Forfeiture Restrictions have expired, (iii) the Grantee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock until the Forfeiture Restrictions subject thereto have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of any Restricted Stock Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Restricted Stock Award, including (without limitation) rules pertaining to the termination of the Grantee’s service as a director of the Company (by retirement, disability, death or otherwise) before expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall also be set forth in a Restricted Stock Agreement made in connection with the Restricted Stock Award.
     (c) Rights and Obligations of Grantee. One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Grantee as soon as administratively practicable after, and only after, the Forfeiture Restrictions with respect to such shares have expired and any other conditions set forth in the Restricted Stock Agreement have been satisfied. Each Restricted Stock Agreement shall require that (i) the Grantee, by acceptance of the Restricted Stock Award, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents

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requested by the Company in connection with such forfeiture and transfer, and (ii) such provisions regarding transfers of forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.
     (d) Restriction Period. The Restriction Period for a Restricted Stock Award shall commence on the date of grant of the Restricted Stock Award and, unless otherwise established by the Committee and stated in the corresponding Restricted Stock Agreement, shall expire upon satisfaction of the conditions set forth in the Restricted Stock Agreement pursuant to which the Forfeiture Restrictions will lapse.
     (e) Securities Restrictions. The Committee may impose other conditions on any shares of Common Stock subject to a Restricted Stock Award as it may deem advisable, including, without limitation, (i) restrictions under applicable state or federal securities laws, and (ii) the requirements of any stock exchange or market quotation system upon which shares of Common Stock are then listed or quoted.
     (f) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment required to be made for shares of Common Stock subject to a Restricted Stock Award. In the absence of such a determination, the Grantee shall not be required to make any payment for shares of Common Stock subject to a Restricted Stock Award, except to the extent otherwise required by law.
     (g) Forfeiture of Restricted Stock. Subject to the provisions of the particular Restricted Stock Agreement, on termination of the Grantee’s service as a director of the Company during the Restriction Period, the shares of Common Stock subject to the Restricted Stock Award shall be forfeited by the Grantee. Upon any forfeiture, all rights of the Grantee with respect to the forfeited shares of Common Stock subject to the Restricted Stock Award shall cease and terminate, without any further obligation on the part of the Company, except that if so provided in the Restricted Stock Agreement applicable to the Restricted Stock Award, the Company shall repurchase each of the shares of Common Stock forfeited for the purchase price per share paid by the Grantee. The Committee will have discretion to determine whether the service as a director by Grantee has terminated and the date on which such service terminated.
     (h) Lapse of Forfeiture Restrictions in Certain Events; Committee’s Discretion. Notwithstanding the provisions of Section 7(g) or any other provision in the Plan to the contrary, the Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to the Grantee pursuant to a Restricted Stock Award, and upon

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such vesting, all Forfeiture Restrictions applicable to such Restricted Stock Award shall lapse or terminate. Any action by the Committee pursuant to this Section 7(h) may vary among individual Grantees and may vary among the Restricted Stock Awards held by any individual Grantee. Notwithstanding the preceding provisions of this Section 7(h), the Committee may not take any action described in this Section 7(h) if such action would cause the Restricted Stock Award or the Plan to become subject to Section 409A of the Internal Revenue Code of 1986, as amended.
     8. CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The number of shares of Common Stock covered by each outstanding Option and each outstanding Restricted Stock Award granted under the Plan and the Option exercise or purchase price may be adjusted to reflect, as deemed appropriate by the Committee, any stock dividend, stock split, share combination, exchange of shares, sale of all or substantially all outstanding capital stock, recapitalization, merger, consolidation, separation, reorganization, sale of all or substantially all assets, liquidation, or the like of or by the Company.
     In the event of a merger, consolidation, share exchange, sale of all or substantially all outstanding capital stock, reorganization, sale of all or substantially all assets, liquidation, recapitalization, separation, or the like of or by the Company, (a) the Company (acting by or through the Board or the Committee) may make such arrangements as it deems advisable with respect to outstanding Options granted under the Plan, and those arrangements shall be binding upon each Grantee who holds an outstanding Option granted under the Plan, including (without limitation) arrangements for the substitution of new Options for any Options then outstanding (by conversion or otherwise), the assumption of any such outstanding Options, or the payment for any such outstanding Options, and (b) unless the terms of the applicable Restricted Stock Agreement otherwise provide, the Forfeiture Restrictions applicable to each outstanding Restricted Stock Award shall lapse and shares of Common Stock subject to such Restricted Stock Award shall be released from escrow, if applicable, and delivered to the Grantee free of any Forfeiture Restriction.
     9. INTERPRETATION. The Committee shall interpret the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations.
     10. AMENDMENT OR DISCONTINUANCE. The Plan may be amended or discontinued by the Board without the approval of the shareholders of the Company, except that any amendment that would (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of securities that may be issued under the Plan, or (c) materially modify the requirements of eligibility for participation in the Plan, must be approved by the shareholders of the Company. In addition, to the extent necessary to comply with applicable laws or the applicable requirements of any

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stock exchange or national market-quotation system, the Company shall obtain shareholder approval of any Plan amendment in such manner and to such decree as required.
     11. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Committee shall be deemed to give any non-employee director any rights other than as may be evidenced by the Plan, each Option Agreement or each Restricted Stock Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company in accordance with the Plan, and then only to the extent and on the terms and conditions expressly set forth herein and therein.
     12. TERM. Unless sooner terminated by action of the Board, the Plan will terminate on the earlier of August 23, 2015 or the date on which no shares of Common Stock subject to the Plan remain available to be granted under the Plan according to its provisions. No Options or Restricted Stock Awards will be granted under the Plan after that date, but Options and Restricted Stock Awards granted before that date will continue to be effective in accordance with their terms.
     13. GOVERNING LAW. The Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.
     14. DEFINITIONS. For the purposes of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:
     (a) “Board” means the Board of Directors of the Company.
     (b) “Committee” means the Compensation Committee, as constituted from time to time, of the Board or, if determined by the Board in its sole discretion, the Board.
     (c) “Common Stock” means the Common Stock, $0.01 par value per share, of the Company or the common stock that the Company may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value).
     (d) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
     (i) If the Common Stock is listed on any established stock exchange or quoted on any market-quotation system (such as the NASDAQ National Market System), the Fair Market Value of a share of Common Stock shall be the closing sales price for such a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or, if more than one, the exchange or market with the greatest

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volume of trading in the Common Stock) either, as determined by the Committee, on the day of determination or on last market trading day before the day of determination.
     (ii) In the absence of any such established markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.
     (e) “Grantee” means a non-employee director to whom an Option or a Restricted Stock Award has been granted under the Plan.
     (f) “Option” means a stock option granted pursuant to the Plan to purchase a specified number of shares of Common Stock.
     (g) “Option Agreement” means the written agreement evidencing the grant of an Option executed by the Company and the Grantee, including (without limitation) any amendments or supplements thereto.
     (h) “Option Period” means the period during which an Option may be exercised.
     (i) “Plan” means this Ace Cash Express, Inc. Non-Employee Directors Stock Option Plan, as may be amended or supplemented from time to time.
     (j) “Restriction Period” means the period during which the Common Stock under a Restricted Stock Award is nontransferable and subject to Forfeiture Restrictions, as defined in Section 7(a) of the Plan, set forth in the related Restricted Stock Agreement.
     (k) “Restricted Stock Agreement” means the written agreement evidencing the grant of a Restricted Stock Award executed by the Company and the Grantee, including (without limitation) any amendments or supplements thereto.
     (l) “Restricted Stock Award” means an award, granted under the Plan, of shares of Common Stock issued to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as are established by the Committee.
     (m) “Section” means a section of the Plan unless otherwise stated or the context otherwise requires.

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Exhibit B
ACE CASH EXPRESS, INC.
AMENDED AND RESTATED
CHARTER OF THE AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS
As of May 24, 2005
I.	Purpose:
The Audit Committee of the Board of Directors (the “Board”) of Ace Cash Express, Inc. (the “Company”) shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, and others relating to the following:
A.	the integrity of the Company’s financial statements;

B.	the Company’s financial reporting process;

C.	the Company’s systems of internal accounting and financial controls;

D.	the performance of the Company’s internal audit function and independent auditors;

E.	the independent auditor’s qualifications and independence; and

F.	the Company’s compliance with legal and regulatory requirements and ethics policies.
In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities, and personnel of the Company.
II.	Scope of Authority and Responsibilities:
The Audit Committee shall have the following authority and responsibilities:
A.	The Audit Committee shall have the sole authority to appoint, retain, replace, or terminate the independent auditor. The Audit Committee shall be directly responsible for the compensation, evaluation, and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report, performing other audit, review, attestation, or related services or work for the Company. The independent auditor shall report directly to the Audit Committee.

B.	The Audit Committee shall pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the Audit Committee before the completion of the audit.

C.	The Audit Committee may form and delegate authority to one or more subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services so long as decisions of any such

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subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

D.	The Audit Committee shall have the authority, to the extent it deems necessary or appropriate for exercising its authority and fulfilling its responsibilities, to retain, set the compensation and other terms of engagement of, and terminate the retention of independent legal, accounting, or other advisors or consultants.

E.	The Audit Committee shall obtain and review, at least annually, a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1; discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors; and take, or recommend that the Board take, appropriate action to oversee the independence of the independent auditors.

F.	The Audit Committee shall review, and consult with the Company’s independent auditors regarding, the plan of audit.

G.	The Audit Committee shall review, in consultation with the independent auditors, their audit report, or proposed audit report, and the accompanying management letter, if any.

H.	The Audit Committee shall review, and consult with the independent auditors (out of the presence of management) regarding, the quality and the adequacy of the Company’s accounting principles for financial reporting, internal accounting controls and internal auditing procedures.

I.	The Company’s internal auditor shall report directly to the Audit Committee, and tasks or duties assigned to the internal auditor by the Audit Committee shall take precedence over tasks and duties assigned by management.

J.	The Audit Committee shall review the Company’s financial statements and related public financial disclosures.

K.	The Audit Committee shall prepare, or review and approve, the report of the Audit Committee required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

L.	The Audit Committee shall supervise any investigations into improper use of corporate funds and related improper accounting practices.

M.	The Audit Committee shall recommend to the Board policies of appropriate corporate conduct, and thereafter monitor programs designed to secure compliance with such policies.

N.	The Audit Committee shall review and, if it so determines, approve or authorize any potential conflict-of-interest situation or transaction between the Company and its management or any member of the Board, including any relationship or transaction described in Item 404 of Regulation S-K adopted by the SEC.

O.	The Audit Committee shall approve the hiring and/or firing of the Company’s chief internal auditor and provide, at least annually, an evaluation of the Company’s internal audit function.
In carrying out its responsibilities, the Audit Committee’s policies and procedures will remain flexible, to best react to changing conditions and circumstances and to ensure to the Board and

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shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.
III.	Implementation Activities:
To implement the foregoing responsibilities, the Audit Committee should perform such tasks as it determines in its discretion, including the following:
A.	considering the proposed scope of the independent auditors’ work for the current year and any proposed non-audit functions to be performed by such auditors and reviewing the audit plan and proposed engagement letter;

B.	reviewing the prior year’s audit, accounting and management advisory fees and the estimated current year’s fee;

C.	receiving and considering any recommendations of management regarding the independent auditors to be retained for the following year and deciding on the recommendation to be made to the Board;

D.	obtaining and considering information from the independent auditors relating to any relationships that may impact the objectivity and independence of the auditors;

E.	reviewing the procedures established by the Company to establish and monitor its internal controls, including the controls over the data processing activities and programs for security to protect against computer fraud and misuse;

F.	reviewing the policies and practices of the Company concerning financial reporting to shareholders and the public, including the reporting of quarterly and year-end results;

G.	reviewing and discussing quarterly and annual earnings press releases, including the use of pro forma or other non-GAAP financial measures, as well as financial information and earnings guidance provided to analysts and rating agencies;

H.	reviewing with management and the independent auditors, before publication, the following:
1.	annual financial statements (including notes, schedules, and any special disclosure problems) and Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Reports on Form 10-K filed with the SEC;

2.	quarterly financial statements (including notes and any special disclosure problems) and Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC; and

3.	financial statements and/or similar disclosures in other publicly filed documents;
I.	reviewing disclosures made to the Audit Committee by the Chief Executive Officer, Chief Financial Officer and any other certifying officer during their certification process for the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls;

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J.	without limiting the scope of the Audit Committee’s review, with respect to each review of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, reviewing and discussing the following matters with the independent auditors (and otherwise receiving regular reports from the independent auditors thereon):
1.	all critical accounting policies and practices to be used;

2.	all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, management’s position on the treatment and the treatment preferred by the independent auditor; and

3.	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;
K.	consulting with the independent auditors from time to time regarding the results of any reviews of quarterly financial statements performed by them;

L.	reviewing any disputes (resolved or unresolved) between management and the independent auditors that arose in connection with the preparation of the financial statements;

M.	reviewing the policies and programs of the Company for compliance with federal and state laws relating to audit and financial reporting matters and with applicable standards and rules promulgated by the Financial Accounting Standards Board or equivalent standard-setting authority, the SEC and other regulatory or advisory bodies that have jurisdiction over the Company’s financial reporting and audit process;

N.	reviewing any significant litigation with the Company’s counsel;

O.	reviewing any independent auditor’s management letter (relating to the prior year’s audit) that suggests areas of improvement in the Company’s accounting practices and internal accounting controls and management’s responses thereto;

P.	reviewing the effect of any important new pronouncements of the accounting profession and other regulatory bodies on the Company’s accounting policies;

Q.	reviewing at least annually the adequacy of the Company’s accounting and financial personnel resources;

R.	reviewing with the independent auditors any significant proposed changes in the basic accounting principles and reporting standards used in the preparation of the Company’s financial statements;

S.	reviewing with the independent auditors and with the Company’s management the extent to which changes or improvements in financial and accounting practices, recommended by the independent auditors or management personnel, have been implemented;

T.	reviewing with the Company’s management and other employees such policies, procedures, and practices of the Company, and obtaining from any of such persons such other information, as the Audit Committee may deem necessary or appropriate to perform its functions;

U.	reviewing and evaluating the lead (or coordinating) partner and senior members of the independent auditor team;

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V.	evaluating the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and persons performing internal audit functions for the Company;

W.	ensuring the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

X.	considering from time to time whether, in order to assure continuing auditor independence, it is appropriate to change the independent auditing firm then serving the Company or to adopt a policy of rotating the independent auditing firm on a regular basis;

Y.	recommending to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company, in accordance with rules of the SEC, and reviewing those policies on a regular basis; and

Z.	taking appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.
If, upon its review, the Audit Committee finds policies, practices, or conditions that it finds questionable or as to which it believes Board action should be taken, such matters shall be reported or referred to the Board for deliberation and resolution or action by the Board.
IV.	Procedures for Reviewing Complaints:
The Audit Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
V.	Composition:
The Audit Committee shall be composed of at least three directors selected by the Board. The members of the Audit Committee must satisfy the independence and experience requirements for audit committees of issuers with securities quoted on the Nasdaq National Market (the “Nasdaq Requirements”). Accordingly, the members of the Audit Committee:
A.	may not, except as permitted by the Nasdaq Requirements, be officers or employees of the Company or any of its subsidiaries or have any relationship that, in the opinion of the Board, would interfere with the exercise of their independent judgment as members of the Audit Committee;

B.	may not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and

C.	must be able, when appointed, to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement.
Further, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in his or her financial sophistication, including being or

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having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.
VI.	Meetings and Procedures:
The Audit Committee shall meet as often as it determines necessary, and anticipates meeting no less frequently than quarterly. The Audit Committee shall (a) establish direct communication and meet with the Company’s independent accountants, the Chief Financial Officer, and the Company’s internal auditors at least once each year and (b) meet with representatives of the Company’s senior management as needed, but at least once per year. The Audit Committee may request any officer or employee of the Company or any of its subsidiaries or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or counsel or advisors to, the Audit Committee.
Except as otherwise provided in this Charter, the Articles of Incorporation or the Bylaws of the Company, the Audit Committee shall (a) keep regular minutes of its proceedings and report the same to the Board and (b) fix its own rules of procedure. The Audit Committee shall report its activities to the full Board whenever a matter necessitates deliberation or inquiry by the full Board, but in any event not less than once each year.
A majority of the members shall constitute a quorum for transacting business of the Audit Committee. The Audit Committee shall meet from time to time upon agreement of its members or upon notice by any of its members. Notice of any meeting of the Audit Committee shall be given to each member not less than 24 hours before the time of the meeting by mail, telephone, or telecopy, and no such notice need state the business proposed to be transacted at the meeting. No notice of the time or place of any meeting of the Audit Committee need be given to any member thereof who attends in person or who, in writing, executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice. The Audit Committee may also act by unanimous written consent.
The Audit Committee may use the Company’s resources to conduct, or have conducted, such regular and special reviews and examinations as are necessary to fulfill its responsibilities. Additionally, the Audit Committee may retain independent counsel, special independent auditors or other experts or advisors when, in the discretion of the Audit Committee, the circumstances warrant such actions.
VII.	Funding:
The Company shall provide for appropriate funding, as determined by the Audit Committee, for the work of the Audit Committee generally and for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report, the work of the Audit Committee and to any independent counsel or other advisors engaged by the Audit Committee.
VIII.	Limitations on Scope:
The Audit Committee members shall serve as such from time to time, subject to understanding on their part and the part of the Company’s management and the independent accountants and auditors, that:
A.	the Audit Committee’s function is one of oversight only, it being understood that the Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements;

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B.	the members need not be accountants, nor must they have extensive accounting backgrounds or knowledge, and are not serving to provide any expert or special assurance as to the Company’s financial statements or any professional certification regarding the work of the independent auditors;

C.	the Company’s management and the independent accountants and auditors will provide the Audit Committee with prompt and accurate information so that the Audit Committee can discharge its duties properly; and

D.	to the extent permitted by law, the members shall be entitled to rely on the information and opinions of the persons and entities noted above in carrying out its responsibilities.
The Audit Committee members, in agreeing to serve on the Audit Committee, do so in reliance on, among other things, the provisions of the Company’s Articles of Incorporation which (a) together with the Bylaws of the Company, provide indemnification for their benefit, and (b) provide that no director shall be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except under certain circumstances specified therein.
IX.	Review and Amendment of the Charter:
The Audit Committee shall review this Charter at least annually for any necessary or appropriate amendments and may from time to time, by at least a majority vote or consent of its members, recommend amendments to this Charter. This Charter may be amended in writing from time to time only by the Board.

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Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Election of Directors Nominees: 01 Raymond C. Hemmig 02 Robert P. Allyn 03 J. M. Haggar, III 04 Marshall B. Payne 05 Michael S. Rawlings 06 Edward W. Rose, III 07 Jay B. Shipowitz 08 Charles Daniel Yost	FOR all eight nominees listed (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐	2.	The proposal to adopt the new Ace Cash Express, Inc. Non-Employee Directors Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

				3.	In the discretion of the proxies, on any other matter that may properly come before the meeting or any adjournment thereof.

(INSTRUCTION:To withhold authority to vote for any individual nominee, write that nominee’s name or number in the space provided below.)

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲FOLD AND DETACH HERE▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/aace		1-866-540-5760		Mark, sign and date
Use the Internet to vote your proxy.		Use any touch-tone telephone to		your proxy card
Have your proxy card in hand when	OR	vote your proxy. Have your proxy	OR	and
you access the web site.		card in hand when you call.		return it in the
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at www.acecashexpress.com

ACE CASH EXPRESS, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — NOVEMBER 11, 2005

     I (i) acknowledge receipt of the Notice of Annual Meeting of Shareholders of Ace Cash Express, Inc., a Texas corporation (the “Company”), to be held on Friday, November 11, 2005, at 10:00 a.m., Dallas time, at the Marriott Las Colinas, 223 West Las Colinas Boulevard, Irving, Texas 75039, and the Proxy Statement in connection therewith, and (ii)appoint Raymond C. Hemmig and Jay B. Shipowitz, and each of them, my proxies with full power of substitution, for and in my name, place and stead, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in my name, or with respect to which I am entitled to vote and act, at the meeting and at any adjournment thereof, and I direct that this proxy be voted as indicated on the reverse side.

     I hereby revoke any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratify and confirm all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS.

     THIS PROXY WILL BE VOTED AS INDICATED ON THE OTHER SIDE. UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED HEREIN (OR EITHER OF THEM) REGARDING ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

IMPORTANT: SIGN AND DATE ON OTHER SIDE

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲

You can now access your Ace Cash Express account online.

Access your Ace Cash Express shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Ace Cash Express, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• Make address changes

• View certificate history	• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC